                                                                    Exhibit 99.2

                   -----------------------------------------
                       PRO FORMA VALUATION UPDATE REPORT
                            MUTUAL HOLDING COMPANY
                                STOCK OFFERING


                               NCRIC GROUP, INC.
                                Washington, DC



                                 Dated As Of:
                               February 12, 1999
                   -----------------------------------------













                                 Prepared By:

                               RP Financial, LC.
                            1700 North Moore Street
                                  Suite 2210
                          Arlington, Virginia  22209

                       [LETTERHEAD OF RP FINANCIAL, LC.]


                                         February 12, 1999

Board of Directors
NCRIC Group, Inc.
1115 30th Street, N.W.
Washington, DC  20007

Members of the Board:

     At your request, we have completed and hereby provide an updated independent appraisal ("Update") of the estimated pro forma market value of the Common Stock which is to be offered in connection with the common stock offering described below. This Appraisal may be relied upon by the Department of Insurance and Securities Regulation of the District of Columbia (the "Department") in its review of the offering.

     Our original appraisal report, dated December 4, 1998 (the "Original Appraisal"), is incorporated herein by reference. As in the preparation of our Original Appraisal, we believe the data and information used herein is reliable; however, we cannot guarantee the accuracy and completeness of such information.

Description of Mutual Holding Company Structure and Stock Issuance Plan
-----------------------------------------------------------------------

     On December 31, 1998, the National Capital Reciprocal Insurance Company (the "Reciprocal") reorganized into a stock insurance company with a mutual holding company parent (the "Reorganization"). Pursuant to a Plan of Reorganization (the "Plan"), the Reciprocal formed a mutual insurance holding company called NCRIC, A Mutual Holding Company ("Mutual Holding Company"). The Reciprocal continued its corporate existence as a stock insurance company by adopting articles of incorporation which authorized the issuance of capital stock. Through a series of share transfers, two newly-formed intermediate stock holding companies, NCRIC Holdings, Inc. ("Holdings") and NCRIC Group, Inc. ("Group"), were inserted between the Mutual Holding Company and NCRIC, Inc. Immediately after the Reorganization, the Mutual Holding Company directly owns Holdings, which directly owns Group, which directly owns NCRIC, Inc. Hereinafter, NCRIC, Inc. and Group are collectively referred to as NCRIC or the Company unless specifically noted otherwise.

Board of Directors
February 12, 1999
Page 2


     The reorganization permits NCRIC Group to issue capital stock as long as the Mutual Holding Company retains direct or indirect control of at least a majority of the outstanding shares of NCRIC, Inc. Management has indicated its intention to raise additional capital through the issuance of common stock to the public. The number of shares of common stock sold to the public will equal approximately 40 percent of the shares of NCRIC Group outstanding, and the number of shares owned by the Mutual Holding Company following the offering will be approximately 60 percent of the shares issued in the offering.

     It is anticipated that the public shares will be issued to: (1) NCRIC's insureds and extended reporting endorsement holders as of March 15, 1999; (2) the ESOP and Stock Award Plan; and (3) directors, officers and employees of the Mutual Holding Company and its subsidiaries. Any shares that are not sold in the Subscription offering may be offered in the Community offering. Preference in the Community Offering will be given to: (1) holders of policies originally issued after March 15, 1999; (2) providers of goods and services to the Company; and (3) residents of the District of Columbia and the states of Virginia and Maryland (the "Local Community").

     Immediately following the offering, the primary assets of Group will be the capital stock of NCRIC, Inc., the capital stock of NCRIC MSO and the net offering proceeds after deducting amounts utilized to fund the ESOP and Stock Award Plan stock purchases and repay the $5.1 million indebtedness incurred in connection with recently completed acquisitions.

RP Financial, LC.
-----------------

     RP Financial, LC. ("RP Financial") is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for companies undertaking the demutualization process including mutual savings institutions and insurance companies. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for our appraisal, we are independent of NCRIC and the other parties engaged by the Company to assist in the stock issuance process.

Limiting Factors and Considerations
-----------------------------------

     Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the Common Stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the offering will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

Board of Directors
February 12, 1999
Page 3

     RP Financial's valuation was determined based on the financial condition and operations of the Company as of December 31, 1998, the date of the financial data included in the prospectus.

     RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

     The valuation will be updated and such updates will consider, among other things, any developments or changes in the Company's financial performance and condition, management policies, and current conditions in the equity markets for the shares of insurers. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment, the stock market and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.

Discussion of Relevant Considerations
-------------------------------------

     This updated appraisal reflects the following items: (1) the completion of acquisitions pending as of the date of our Original Appraisal; (2) a review of recent developments in the Company's financial condition, including updated financial data through December 31, 1998; (3) an updated comparison of the Company's financial condition and operating results versus the Peer Group companies identified in the Original Appraisal; and (4) a review of stock market conditions since the Original Appraisal date, along with updated stock prices as of February 12, 1998.

       1. Completion of Pending Acquisitions
          ----------------------------------

          On January 4, 1999, the Company completed the acquisition of HealthCare Consulting, Inc. ("HCI"), a management services organization for physicians, all of the membership interests in HCI Ventures, LLC ("HCIV"), a provider of capital to management services organizations, and all of the assets of Employee Benefits Services, Inc. ("EBSI"), a provider of employee benefits services (hereinafter collectively referred to as the "Acquisition" or the "Acquired Companies").

          The Company purchased HCI, HCIV and EBSI for $5.1 million in cash and mandatorily convertible notes in the aggregate principal amount of $300,000. On the closing of the subscription offering, the notes will automatically be converted into 42,857 shares, based on a $7.00 per share offering price. The Company has committed to pay up to an additional $3.1 million based on specified earnings targets established for 2000, 2001 and 2002.

Board of Directors
February 12, 1999
Page 4

          As a result of the transaction, approximately $5.1 million of intangible assets were created, which will be amortized on a straight-line basis over a 20 year period. The resulting intangible assets may be subject to subsequent adjustment based on future payments made with respect to the earnout provisions of the agreement. Based on the recent operating results for the acquired companies, management anticipates that the Acquisition will be immediately accretive to earnings.

      2.  Financial Results
          -----------------

          Table 1 presents summary balance sheet details as of September 30, 1998, and updated unaudited financial information through December 31, 1998. The overall composition of NCRIC's updated balance sheet was comparable to the September 30, 1998 data, with the Company experiencing a modest reduction in total assets over the quarter.

       Growth Trends
       -------------

          NCRIC's total assets decreased by $1.5 million over the three months ended September 30, 1998, to equal $134.4 million. The modest shrinkage is primarily the result of a reduction in the balance of investments, which was partially offset by increases to the cash balances as well as growth in the reinsurance recoverable accounts.

          Overall, liabilities also decreased modestly as the increase in loss and LAE increased was partially offset by a reduction in other miscellaneous liabilities (advance premiums decreased most significantly).

          The equity account diminished over the most recent quarter ended as modest earnings were more than offset by a negative $645,000 valuation adjustment on securities classified as available for sale ("AFS") and due to the completion of the mutual holding company reorganization (the Mutual Holding Company was capitalized with $250,000 of cash from NCRIC).

          Investment Securities
          ---------------------

            As of December 31, 1998, NCRIC's investment portfolio totaled $96.4 million, equal to 71.73 percent of assets, and was comprised of $91.1 million of bonds and $5.2 million of preferred stocks.

            As discussed in the Original Appraisal, over the last three fiscal years, the structure of the investment portfolio has changed modestly as the Company emphasized after-tax returns in formulating the investment strategy, which led to an increased level of tax advantaged securities. Currently, all investment securities are classified as AFS in order to maximize flexibility with respect to portfolio management.

          Reinsurance Recoverable
          -----------------------

            The Company establishes a reinsurance recoverable asset reflecting the actuarial established value of funds to be recovered from reinsurance treaties (or contracts) pursuant to SFAS No. 113. As of December 31, 1998, the reinsurance recoverable assets totaled

RP Financial, L.C.

                                    Table 1
        National Capital Reciprocal Insurance Company and Subsidiaries
                           Historical Balance Sheets

                                                                   At September 30,          At December 31,
                                                               ----------------------    ---------------------
                                                                               % of                      % of
                                                                 Amount       Assets      Amount        Assets
                                                                 ------       ------      ------        ------
                                                                 ($000)        (%)        ($000)          (%)
              ASSETS
              ------
INVESTMENTS:
  Securities Available for Sale, At Fair Value:
    Bonds and U.S. Treasury Notes                              $ 98,612       72.59%      $91,135       67.85%
    Preferred Stocks                                              5,273        3.88%        5,213        3.88%
                                                               --------      ------      --------      ------
      Total Securities Available for Sale                      $103,885       76.47%      $96,348       71.73%
    Real Estate, Net of Accumulated Depreciation of
     $454,000 in 1996 and $403,000 in 1995                            -        0.00%            -        0.00%
                                                               --------      ------       -------      ------
        Total Investments                                      $103,885       76.47%      $96,348       71.73%

OTHER ASSETS:
  Cash and Cash Equivalents                                       5,159        3.80%        6,083        4.53%
  Accrued Investment Income                                       1,176        0.87%        1,401        1.04%
  Reinsurance Receivable from Reinsurers                              3        0.00%            3        0.00%
  Reinsurance Recoverable                                        20,600       15.16%       24,944       18.57%
  Federal Income Taxes Recoverable                                    -        0.00%            -        0.00%
  Deferred Federal Income Taxes                                   2,630        1.94%        2,742        2.04%
  Premiums Receivable                                             1,081        0.80%          786        0.59%
  Property & Equipment, Net of Accum. Depr. Of
   $339,000 in 1997, $184,000 in 1996, & $124,000 in 1995         1,079        0.79%        1,010        0.75%
  Deferred Policy Acquisition Costs                                 110        0.08%           33        0.02%
  Other Assets                                                      127        0.09%          976        0.73%
                                                               --------      ------       -------      ------

     TOTAL ASSETS                                              $135,850      100.00%     $134,326      100.00%
                                                               ========      ======     =========      ======

       LIABILITIES & EQUITY
       --------------------
LIABILITIES:
  Losses and Loss Adjustment Expenses:
    Losses                                                      $62,045       45.67%      $60,127       44.76%
    Loss Adjustment Expenses                                     20,285       14.93%       27,573       20.53%
                                                               --------      ------       -------      ------
      Total Losses and Loss Adjustment Expenses                 $82,330       60.60%      $87,700       65.29%

  Other Liabilities:
    Retrospective Premium Accrued Under Reinsurance Treat         7,721        5.68%        6,492        4.83%
    Renewal Credit Dividends to Policyholders                     1,266        0.93%        1,763        1.31%
    Advance Premiums                                                  4        0.00%          487        0.36%
    Unearned Premiums                                             6,950        5.12%        3,348        2.49%
    Federal Income Taxes Payable                                  1,759        1.29%          928        0.69%
    Accounts Payable and Accrued Expenses                         1,715        1.26%        1,878        1.40%
    Other Liabilities                                             2,225        1.64%          719        0.54%
                                                               --------      ------      --------      ------

      TOTAL LIABILITIES                                        $103,970       76.53%     $103,315       76.91%

      EQUITY                                                    $31,880       23.47%     $ 31,011       23.09%

        TOTAL LIABILITIES & EQUITY                             $135,850      100.00%     $134,326      100.00%
                                                               ========      ======      ========      ======

Source:  NCRIC and subsidiaries audited and unaudited financial statements.

Board of Directors
February 12, 1999
Page 6

$24.9 million, equal to 18.6 percent of total assets. The reinsurance recoverable assets are reviewed at least semi-annually by both management and the independent actuaries, Tillinghast-Towers Perrin. Management believes that all of the reinsurance recoverable assets are collectible in full.

          Other Assets
          ------------

             The Company's other assets consist of cash and cash equivalents, deferred income taxes, premiums receivables, property and equipment, and various other miscellaneous accruals and assets.

          Losses and Loss Adjustment Expenses
          -----------------------------------

             Losses and loss adjustment expenses continue to comprise the largest segment of NCRIC's liabilities, equal to $87.7 million, or 65.3 percent of assets, as of December 31, 1998. The December 31, 1998, balance reflects growth relative to the balance as of the prior quarter end. Favorable prior year loss development in the fourth quarter was offset by an increase in direct loss reserve for current year experience, and direct loss payments were in amounts not broaching the reinsurance layer. The Company has continued to build policy reserves due to the sale of new and/or expanded policies.

          Retrospective Premiums Accrued
          ------------------------------

             Retrospective Premiums Accrued equaled $6.5 million, or 4.8 percent of total assets as of December 31, 1998, and represents management's estimates of future premiums due under swing rated reinsurance treaties. Management continually evaluates the adequacy of the reinsurance liabilities and the current balance reflects a $1.2 million reduction relative to the prior quarter end due to continued favorable loss development.

          Other Liabilities
          -----------------

             Other liabilities consist of renewal credit dividends to policyholders and a small amount of other miscellaneous liabilities. The renewal policy dividend credit is the result of the Company's practice of paying discretionary dividends to physician policyholders in the form of premium credits. The Company accrues for such credits on an interim basis and credits the policy at renewal. As of December 31, 1998, the accrued renewal dividend credit to policyholders totaled $1.8 million.

          Capital
          -------

             As previously described, the Company's equity diminished modestly from $31.9 million as of September 30, 1998, to $31.0 million as of the 1998 fiscal year end. The reduction was principally attributable to valuation adjustments on securities and due to the capitalization of the Mutual Holding Company, which was partially offset by modest earnings reported for the quarter.

             The addition of the offering proceeds will serve to further strengthen NCRIC's capital position and facilitate implementation of the business plan. As of December

Board of Directors
February 12, 1999
Page 7

31, 1998, the Company's capital was all tangible equity. The acquisition of HCI, HCIV and EBSI, as of January 4, 1999, created approximately $5.1 million of intangible assets. Additional intangible assets may be potentially created subject to the earnout provisions of the agreement with the principals of HCI, HCIV and EBSI.

       Income and Expense Trends
       -------------------------

          Table 2 shows the Company's historical income statements for twelve months ended September 30, 1998 and updated information as of December 31, 1998. The earnings data is reflected both as a percent of average assets and as a percent of total revenues. NCRIC's earnings decreased modestly based on updated financial data, with the reduction of earnings attributable in part, to a modest increase in the effective tax rate as pre-tax earnings were relatively consistent. Overall, pre-tax net income remained stable, equal to $3.6 million, while after-tax income decreased by $153,000 to equal $2.5 million.

          Premium Income
          --------------

             Net premiums earned have increased over the most recent quarter to equal $18.5 million, 14.41 percent of average assets and 73.69 percent of total revenues. The premium growth realized in the most recent quarter is principally the result of two factors: (1) a higher level of premiums written owing to the successful marketing efforts by the Company; and (2) favorable loss development on swing rated reinsurance.

          Net Investment Income
          ---------------------

             Net investment income consists of dividends and interest on invested assets. Investment income remained relatively stable based on updated financial information, notwithstanding the reduction of investments at the end of the quarter. As discussed in the Original Appraisal, net investment income is subject to downward pressure in the future given that interest rates have trended downward relative to the level which prevailed in prior years resulting in maturing investments being reinvested at lower yields.

          Net Realized Investment Gains
          -----------------------------

             Historically, investment gains and losses have not been a significant factor as the investment portfolio is managed with a long-term perspective, and the Company does not actively engage in trading or seek to realize short-term gains at the expense of long-term earnings. For the twelve months ended December 31, 1998, investment gains totaled $159,000, equal to 0.12 percent of average assets as compared to $122,000, or 0.09 percent of average assets for the twelve months ended September 30, 1998.

          Other Income
          ------------

             Other income consists of other miscellaneous fees, including revenues from subsidiaries and reflects limited change based on updated financial, equaling $435,000, or 0.34

                                    Table 2
        National Capital Reciprocal Insurance Company and Subsidiaries
                         Historical Income Statements

                                                                        For the                               For the
                                                                  Twelve Months Ended                    Fiscal Year Ended
                                                                       30-Sep-98                             31-Dec-98
                                                          -------------------------------------------------------------------------
                                                                        % of Avg.     % of                    % of Avg.    % of
                                                              Amount     Assets      Revenues        Amount    Assets     Revenues
                                                              ------     ------      --------        ------    ------     --------
                                                               $000       (%)          (%)             $0       (%)         (%)
REVENUES:
  Premium Income:
    Premiums Written                                          $18,955     14.72%     78.56%        $19,214    15.00%      76.71%
    Premiums Ceded                                              3,871      3.01%     16.04%          4,089     3.19%      16.32%
    Change in Unearned Premiums                                (3,190)    -2.48%    -13.22%         (2,945)   -2.30%     -11.76%
    Renewal Credit Dividends to Policyholders                  (1,960)    -1.52%     -8.12%         (1,899)   -1.48%      -7.58%
                                                              -------    ------     ------         -------    -----      ------
      Net Premiums Earned                                      17,676     13.73%     73.26%         18,459    14.41%      73.69%

  Net Investment Income (less investment expenses of
   $540,000 in 1997, $551,000 in 1996 & $403,000 in 1995)       5,921      4.60%     24.54%          5,996     4.68%      23.94%
  Net Realized Investment Gains                                   122      0.09%      0.51%            159     0.12%       0.63%
  Other Income                                                    408      0.32%      1.69%            435     0.34%       1.74%
                                                              -------    ------     ------         -------    -----      ------

        Total Revenues                                         24,127     18.74%    100.00%         25,049    19.56%     100.00%

EXPENSES:
  Losses and Loss Adjustment Expenses                         $15,718     12.21%     65.15%        $15,677    12.24%      62.59%
  Other Underwriting and Operating Expenses                     4,797      3.73%     19.88%          5,746     4.49%      22.94%
                                                              -------    ------     ------         -------    -----      ------
    Total  Expenses                                            20,515     15.93%     85.03%         21,423    16.73%      85.52%
                                                              -------    ------     ------         -------    -----      ------

INCOME BEFORE INCOME TAXES                                     $3,612      2.80%     14.97%         $3,626     2.83%      14.48%

INCOME TAX (BENEFIT) PROVISION:
  Current                                                       1,583      1.23%      6.56%          1,658     1.29%       6.62%
  Deferred                                                       (673)    -0.52%     -2.79%           (579)   -0.45%      -2.31%
                                                              -------    ------     ------         -------    -----      ------
    Total Income Tax (Benefit) Provision                          910      0.71%      3.77%          1,079     0.84%       4.31%

        NET INCOME                                             $2,702      2.10%     11.20%         $2,547     1.99%      10.17%
                                                              =======    ======     ======         =======    =====      ======


Expense Ratio                                                   27.14%                               31.13%
Loss Ratio                                                      88.92%                               84.93%
                                                                ------                               ------
  Combined Ratio                                               116.06%                              116.06%


Source:  NCRIC and subsidiaries audited and unaudited financial statements.

Board of Directors
February 12, 1999
Page 9

percent of average assets and 1.74 percent of total revenues for the twelve months ended December 31, 1998.

          Losses and Loss Adjustment Expenses
          -----------------------------------

            Losses and LAE have remained flat reflecting the Company's favorable loss experience recently and notwithstanding the growth in the number of insureds, both in terms of numbers and the aggregate dollar value of policies in effect. Losses and LAE equaled $15.7 million, or 16.73 percent of average assets and 85.52 percent of total revenues, for the twelve months ended December 31, 1998.

            Importantly, while the dollar level of losses and LAE remained stable, the loss ratio (i.e., losses and LAE as a percent of net premiums earned) actually diminished from 89 percent for the twelve months ended September 30, 1998 to 85 percent for the fiscal year ended December 31, 1998. This reflects a continuation of a trend noted in the Original Appraisal.

          Other Underwriting and Operating Expenses
          -----------------------------------------

            Other underwriting expenses consist of all the other administrative expenses (excluding losses and LAE). Other underwriting and operating expenses increased to $5.7 million for the fiscal year ended December 31, 1998, from a level of $4.8 million for the twelve months ended September 30, 1998.
Management attributes the increase in underwriting expenses to increased compensation costs, rent on the new administrative office facility, and higher premium taxes. Additionally, other operating expenses have increased due to the operating costs of the MSO which were not present in fourth quarter of fiscal 1997's expense levels as well as costs related to the Reorganization which was consummated at the end of 1998.

            As a result of the higher operating expenses, the expense ratio increased to equal 31.13 percent for the twelve months ended December 31, 1998. As a result of offsetting trends with respect to the loss and expense ratios, the combined ratio (the sum of the loss and expense ratio) remained stable, equal to 116.06 percent for the twelve months ended December 31, 1998.

          Income Taxes
          ------------

            Notwithstanding the relatively stable level of pre-tax income, income taxes increased by $169,000 to equal $1.079 million, or 0.84 percent of average assets and 4.31 percent of total revenues. The effective tax rate increased from 25.19 percent to 29.76 percent. The increase in the effective tax rate is believed to be temporary and the result of the one-time costs related to the reorganization which are not tax deductible.

       3.  Peer Group Financial Comparisons
           --------------------------------

           Tables 3 through 6 present summary balance sheet and income statement details for NCRIC and the Peer Group of publicly-traded insurance companies established in our Original Appraisal (more detailed financial data for the Peer Group companies is included as Exhibit I-1). NCRIC's ratios are based on financial data through December 31, 1998, while the

RP Financial, LC.
                                    Table 3
                  Balance Sheet Composition and Growth Rates
                              Peer Group Analysis
           As of and for the Twelve Months Ended September 30, 1998

                                                                               Peer Group Companies
                                   NCRIC     Peer Group    ---------------------------------------------------------
Balance Sheet                     12/31/98     Average     MMI      SKP      MAI     FMT     FPIC     SPC        FTR
-------------                     --------     -------     ---      ---      ---     ---     ----     ---        ---
Cash & Investments                   76.3%      69.5%     64.3%     89.1%   70.7%   73.0%    76.7%     70.3%      61.4%
Reinsurance Assets                   18.6%      12.9%     18.0%      2.5%   17.1%   11.5%     7.4%     11.9%      20.7%
Deferred Policy Acqstn. Costs         0.0%       1.5%      2.0%      1.0%    0.0%    0.6%     0.4%      2.3%       4.4%
Intangibles                           0.0%       2.8%      2.0%      0.0%    0.0%    2.4%     3.8%      1.6%       2.4%
Separate Accounts                     0.0%       0.0%      0.0%      0.0%    0.0%    0.0%     0.0%      0.0%       0.0%
Other Assets                          5.1%      13.4%     13.7%      7.5%   12.2%   12.5%    11.8%     13.9%      11.1%
                                   ------     ------    -----     -----   ------  ------   ------    ------     ------
  Total Assets                      100.0%     100.0%    100.0%    100.0%  100.0%  100.0%   100.0%    100.0%     100.0%

Policy Reserves                      65.3%      56.3%     68.2%     54.8%   65.5%   37.7%    60.3%     69.4%      60.2%
Debt                                  0.0%       4.1%      0.0%      0.0%    0.0%   13.6%     5.2%      2.9%       0.7%
Other Liabilities                    11.6%      10.0%      5.4%      3.6%    6.9%   34.3%     2.1%      8.7%       9.9%
                                   ------     -------   ------    ------- ------  ------   ------    ------     ------
  Total Liabilities                  76.9%      70.3%     73.6%     58.5%   72.4%   85.6%    67.6%     81.0%      70.7%

Minority Interest                     0.0%       0.0%      0.0%      0.0%    0.0%    0.0%     0.0%      0.0%       0.0%

Trust Preferred Securities            0.0%       3.1%      5.9%      0.0%    0.0%    1.4%     0.0%      1.3%       7.3%

Preferred Equity                      0.0%       0.0%      0.0%      0.0%    0.0%    0.0%     0.0%      0.0%       0.0%
Common Equity                        23.1%      26.2%     20.5%     41.5%   27.6%   13.0%    32.4%     17.6%      22.0%
                                   ------     ------    ------    ------  ------  ------   ------    ------    ------
  Total Equity                       23.1%      26.2%     20.5%     41.5%   27.6%   13.0%    32.4%     17.6%      22.0%

Tangible Equity                      23.1%      23.5%     18.5%     41.5%   27.6%   10.5%    28.6%     16.0%      19.6%

Annual Growth Rates
-------------------

Cash & Investments                   4.07%     19.70%     5.89%     5.70%  12.36%   5.75%   30.10%    75.66%     17.70%
Reinsurance Assets                  46.07%     67.11%    16.86%    64.02%  26.47%  40.13%   12.63%   109.64%     35.98%
Deferred Policy Acqstn. Costs        N.M.     196.84%    72.81%  1575.19%   N.M.   16.29%   -9.60%   116.99%    105.02%
Intangibles                          N.M.     119.29%    11.01%     N.M.    N.M.   -5.48%  420.55%    57.15%    323.44%
Separate Accounts                    N.M.       N.M.      N.M.      N.M.    N.M.    N.M.     N.M.      N.M.       N.M.
Other Assets                         9.70%    112.37%     7.02%     5.05%  -2.38%  -2.70%   65.60%    47.20%     19.60%
Total Assets                        10.25%     30.58%     8.89%     7.58%  12.44%   7.37%   35.62%    74.76%     25.95%

Policy Reserves                     16.73%     47.28%    10.83%     5.38%  11.47%   0.09%   26.25%    82.52%     32.23%
Debt                                 N.M.    2222.75%     N.M.      N.M.    N.M.  -18.24% 1087.50%    43.98%      N.M.
Other Liabilities                  -18.75%     34.80%    13.82%    17.73%  12.13%  29.09%   67.28%    83.28%     51.71%
Total Liabilities                    9.50%     35.14%    11.04%     6.07%  11.53%   5.84%   36.71%    80.85%     36.00%

Minority Interest                    N.M.       N.M.      N.M.      N.M.    N.M.    N.M.    N.M.      N.M.       N.M.
Redeemable Pfd. Equity               N.M.    -100.00%     N.M.      N.M.    N.M.    N.M.    N.M.      N.M.       N.M.
Trust Preferred Securities           N.M.      47.66%     N.M.      N.M.    N.M.    0.00%   N.M.    142.85%      0.12%

Preferred Equity                     N.M.      -8.10%     N.M.      N.M.    N.M.    N.M.    N.M.     -8.10%      N.M.
Common Equity and Ret. Earn.        12.82%     12.28%     4.20%     9.78%  14.89%  19.75%  33.40%    48.81%      9.32%
Total Equity                        12.82%     12.26%     4.20%     9.78%  14.89%  19.75%  33.40%    48.58%      9.32%

                                                     Peer Group Companies
                                     ----------------------------------------------------
Balance Sheet                        PEGI        PFCO      RTWI      AGII     SNPL    ZNT
-------------                        ----        ----      ----      ----     ----    ---

Cash & Investments                   62.8%      75.8%     84.6%    78.7%    41.3%    54.6%
Reinsurance Assets                    0.0%       3.5%      3.5%    17.9%    29.9%    24.0%
Deferred Policy Acqstn. Costs         3.3%       1.4%      1.1%     0.3%     1.3%     1.1%
Intangibles                           9.0%       0.0%      0.0%     2.0%     8.6%     4.2%
Separate Accounts                     0.0%       0.0%      0.0%     0.0%     0.0%     0.0%
Other Assets                         25.0%      19.3%     10.7%     1.2%    18.8%    16.2%
                                   ------     ------    ------   ------   ------   ------
  Total Assets                      100.0%     100.0%    100.0%   100.0%   100.0%   100.0%

Policy Reserves                      32.1%      62.3%     58.0%    52.0%    42.8%    68.6%
Debt                                 23.2%       0.0%      3.1%     0.0%     0.0%     4.3%
Other Liabilities                    22.0%       5.3%      1.5%     6.6%    17.1%     6.1%
                                   ------     ------    ------   ------   ------   ------
  Total Liabilities                  77.3%      67.7%     62.7%    58.6%    59.8%    78.9%

Minority Interest                     0.0%       0.0%      0.0%     0.0%     0.0%     0.0%

Trust Preferred Securities            0.0%       0.0%      0.0%     0.0%    25.0%     0.0%

Preferred Equity                      0.0%       0.0%      0.0%     0.0%     0.0%     0.0%
Common Equity                        22.7%      32.3%     37.3%    41.4%    15.2%    17.4%
                                    ------     ------    ------   ------   ------  ------
  Total Equity                       22.7%      32.3%     37.3%    41.4%    15.2%    17.4%

Tangible Equity                      13.8%      32.3%     37.3%    39.4%     6.6%    13.2%

Annual Growth Rates
-------------------
Cash & Investments                  32.39%     60.59%    17.92%   -1.80%  -29.98%   23.85%
Reinsurance Assets                   N.M.      21.63%   -34.38%   37.02%  106.29%  369.00%
Deferred Policy Acqstn. Costs        N.M.      61.24%     3.25%  232.23%   -7.06%   -1.10%
Intangibles                          N.M.       N.M.      N.M.    -7.18%   35.50%    N.M.
Separate Accounts                    N.M.       N.M.      N.M.     N.M.     N.M.     N.M.
Other Assets                      1328.96%     38.71%     5.22%  -89.65%   11.93%   26.26%
Total Assets                       103.38%     54.19%    13.11%   -6.21%    1.93%   58.54%

Policy Reserves                    304.52%     77.74%    26.10%  -15.63%  -27.13%   80.32%
Debt                             16900.00%   -100.00%   -27.78%    N.M.  -100.00%   -3.46%
Other Liabilities                  12.06%     -53.39%   -41.87%   36.25%   99.03%  125.29%
Total Liabilities                 179.35%      31.11%    18.34%  -11.85%  -23.02%   74.83%

Minority Interest                   N.M.        N.M.       N.M.    N.M.     N.M.     N.M.
Redeemable Pfd. Equity              N.M.     -100.00%      N.M.    N.M.  -100.00%    N.M.
Trust Preferred Securities          N.M.        N.M.       N.M.    N.M.     N.M.     N.M.

Preferred Equity                    N.M.        N.M.       N.M.    N.M.     N.M.     N.M.
Common Equity and Ret. Earn.        5.73%       N.M.       5.29%   3.14%    8.26%   -2.90%
Total Equity                        5.73%       N.M.       5.29%   3.14%    8.26%   -2.90%

Source: Audited and unaudited financial statements, corporate reports and offering circulars.
   The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Board of Directors
February 12, 1999
Page 11

Peer Group's ratios are as of September 30, 1998, the latest date for which complete financial information is publicly available.

          Financial Condition
          -------------------

            In general, the comparative balance sheet ratios for the Company and the Peer Group did not vary significantly from the ratios examined in the earlier appraisal analysis. Relative to the Peer Group, NCRIC continued to maintain a higher balance of cash and investments while reinsurance assets were also higher. As discussed in the Original Appraisal, other assets were lower for NCRIC reflecting the Company's more limited scope of operations.

            Policy reserves increased for the Company to equal 65.3 percent of assets, which is above the Peer Group average of 56.3 percent. NCRIC did not have any debt as of the 1998 fiscal year end although it did borrow early in fiscal 1999 to consummate the Acquisition. Other liabilities for NCRIC (11.6 percent of assets) exceeded the Peer Group average (10.0 percent of assets), although by a lesser amount than was indicated in the Original Appraisal, owing to the reduction of retrospective premiums accrued under reinsurance treaties by NCRIC.

            NCRIC's equity base of 23.1 percent remained below the Peer Group's average equity ratio of 26.2 percent; however, with the addition of stock proceeds, the Company's pro forma equity position is expected to exceed the Peer Group's ratio. The Peer Group's intangible assets of 2.8 percent of assets reduced the tangible equity/assets ratio to 23.5 percent, comparable to NCRIC on a pre-offering and pre-acquisition basis.

            The balance sheet impact of the Acquisition was relatively modest, with the exception of the impact to cash and intangible assets. In this regard, the Acquired Companies' aggregate assets, liabilities, and equity equaled approximately $1.1 million, $0.5 million and $0.6 million, respectively, as of December 31, 1998. Accordingly, the $5.4 million initial cash and stock payment to the principals of the Acquired Companies will result in a reduction of the level of invested assets and an increase in the intangible assets balance. On a pro forma basis, before factoring the impact of the minority stock offering, the level of intangible assets is anticipated to approximate 3.6 percent of assets, reducing the pre-offering tangible equity ratio to 19.5 percent of assets.

            As discussed in the Original Appraisal, the increase in the Company's equity position to be realized from the stock offering will serve to enhance the future earnings potential that may be realized through growth. However, at the same time, the Company's higher pro forma equity position will likely result in a decline in return on equity. Both the Company's and the Peer Group's equity ratios continued to reflect equity surpluses relative to statutory requirements.

            Updated growth rates for the Company and the Peer Group suggest moderate change relative to the trends noted in the Original Appraisal report (the Company's growth rates are annual rates for the twelve months ended December 31, 1998, while the Peer Group's growth rates are for the twelve months ended September 30, 1998). Specifically, asset growth has diminished for NCRIC while equity growth has also slowed. This latter characteristic is partially attributable to the valuation adjustment on securities in the fourth calendar quarter.

Board of Directors
February 12, 1999
Page 12


          Income and Expenses
          -------------------

            Income and expenses as a percent of average assets and total revenues is set forth in Tables 4 and 5, respectively. As discussed in the Original Appraisal, NCRIC's recent financial performance appears to be reasonably comparable to the Peer Group average, in terms of the return on assets and return on equity measures, and as measured by the combined, underwriting and operating margins. Importantly, however, NCRIC's operating returns were bolstered by favorable loss development with respect to its reinsured losses which resulted in favorable adjustments to prior year premiums on its swing rated reinsurance. Without such benefit, the Company's earnings power appears to be below the Peer Group average as a result of the relatively high loss ratio which continues to be partially mitigated by the Company's strong investment returns and favorable expense ratio. Overall, NCRIC's return on average assets equaled 1.99 percent versus 2.10 percent for the Peer Group on average. Updated income as a percent of total revenues equaled 10.17 percent for the Company versus an average of 9.10 percent for the Peer Group.

            The combined ratio remained unchanged in comparison to the Peer Group as an increase in the expense ratio was substantially offset by a reduction in the loss ratio. NCRIC's profit margins, including the pre-tax operating margin as well as the underwriting profit margin did not change significantly in comparison to their prior levels or the Peer Group average.

          Risk Factors
          ------------

            Table 6 sets forth an analysis of risk factors in comparison to the Peer Group updated to incorporate NCRIC's December 31, 1998, financial data. As discussed in the Original Appraisal, NCRIC operates with a higher loss ratio (84.9 percent for the Company versus 72.9 percent for the Peer Group), while losses and LAE for the most recent twelve month period are relatively lower in comparison to policy reserves (17.9 percent for NCRIC versus an average of 31.7 percent for the Peer Group). Policy reserves as a percent of equity and assets have increased relative to Peer Group average.

            The one area of underwriting risk to which the Company is subject to greater exposure is the Company's concentration in the District, a jurisdiction which has not experienced tort reform and where damage awards are typically high in comparison to areas of the country where the Peer Group companies operate. While the Company seeks to offset such risk through conservative underwriting and reserve policies and effective claims processing, and reinsurance including catastrophic loss coverage, we believe that the Company's earnings continue to be exposed to a greater level of volatility as a result of this factor.

       4. Stock Market Conditions
          -----------------------

          Since the date of the Original Appraisal, the performance of the overall stock market has been volatile, with a moderate trading range established in the Fall giving way to a rally both in the Dow Jones Industrial Average ("DJIA") and in the technology sectors. On February 12, 1999, the DJIA closed at 9275, an increase of 2.9 percent since the date of the Original Appraisal (of 9016). Since the date of the Original Appraisal, the insurance sector has

                                    Table 4
              Income and Expenses As A Percent of Average Assets
                              Peer Group Analysis
                For the Twelve Months Ended September 30, 1998

                                                                         Peer Group Companies
                                    NCRIC    Peer Group     -----------------------------------------------------
                                   12/31/98   Average         MMI       SKP      MAI      FMT      FPIC      SPC
                                   --------  ----------     -------    ------   ------   ------   ------   -------
Policy Revenues                     14.41%     27.07%        17.24%    16.67%   12.35%    9.25%   21.64%    20.46%
Net Investment Income                4.68%      4.29%         3.86%     4.58%    3.42%    6.41%    4.39%     4.44%
Net Realized Gains                   0.12%      0.64%         0.13%     1.09%    0.25%   -0.02%    0.01%     1.08%
Non-Recurring Revenues               0.00%      0.00%         0.00%     0.00%    0.00%    0.00%    0.00%     0.00%
Other Revenues                       0.34%      4.65%         2.52%     0.06%    0.79%    0.84%    3.59%     1.35%
                                   ------     ------        ------    ------   ------   ------   ------    ------
  Total Revenues                    19.55%     36.65%        22.00%    22.40%   16.80%   16.48%   29.63%    27.33%

Policy Expenses                     12.24%     20.17%        15.09%    14.19%    7.98%    5.90%   16.85%    17.24%
Other Expenses                       4.49%     13.06%         7.93%     2.91%    3.29%    5.31%    5.49%     9.86%
Interest Expense                     0.00%      0.39%         0.50%     0.00%    0.00%    2.31%    0.00%     0.08%
Non-Recurring Expenses               0.00%      0.00%         0.00%     0.00%    0.00%    0.00%    0.00%     0.00%
                                   ------     ------        ------    ------   ------   ------   ------    ------
  Total Expenses                    16.73%     33.62%        22.70%    17.10%   11.27%   13.52%   22.34%    27.18%

Net Income Before Taxes              2.83%      3.03%         0.23%     5.29%    5.53%    2.96%    7.29%     0.15%
  Provision for Taxes                0.84%      0.75%        -0.05%     1.33%    1.42%    0.96%    2.01%    -0.24%
                                   ------     ------        ------    ------   ------   ------   ------    ------
Net Inc. Before Adj. & Min. Int.     1.99%      2.28%         0.28%     3.96%    4.11%    2.00%    5.28%     0.39%
  Plus:  After-Tax Adjustments       0.00%     -0.14%         0.00%     0.00%    0.00%    0.00%    0.00%     0.00%
  Less:  Minority Interest Exp.      0.00%      0.00%         0.00%     0.00%    0.00%    0.00%    0.00%     0.00%
                                   ------     ------        ------    ------   ------   ------   ------    ------
Net Income Before Extraordinary      1.99%      2.14%         0.28%     3.96%    4.11%    2.00%    5.28%     0.39%
  Extraordinary Items                0.00%     -0.03%         0.00%     0.00%    0.00%    0.00%    0.00%     0.00%
                                   ------     ------        ------    ------   ------   ------   ------    ------
Net Income (ROA)                     1.99%      2.10%         0.28%     3.96%    4.11%    2.00%    5.28%     0.39%


Return on Average Equity             8.71%      8.06%         1.36%     9.69%   15.14%   15.12%   15.68%     1.99%

Combined Ratio Analysis
-----------------------

Loss Ratio                          84.93%     72.87%        87.53%    85.16%   64.65%   63.73%   77.86%    84.23%
Expense Ratio                       31.13%     47.04%        45.98%    17.44%   26.65%   57.41%   25.38%    48.19%
                                   ------     ------        ------    ------   ------   ------   ------    ------
    Combined Ratio                 116.06%    119.90%       133.51%   102.61%   91.30%  121.14%  103.24%   132.42%

Pre-Tax Underwriting Profit Margin -16.06%    -19.90%       -33.51%    -2.61%    8.70%  -21.14%   -3.24%   -32.42%
Pre-Tax Operating Profit Margin     14.48%     13.97%         0.99%    24.84%   33.42%   17.94%   24.61%     0.56%


                                                             Peer Group Companies
                                        ------------------------------------------------------------------
                                         FTR       PEGI     PFCO         RTWI      AGII    SNPL     ZNT
                                        ------    ------   ------       ------    ------  ------   ------
Policy Revenues                         22.88%    38.54%   66.20%       58.47%    8.09%   27.01%   33.13%
Net Investment Income                    3.51%     4.10%    4.13%        5.39%    4.40%    3.55%    3.58%
Net Realized Gains                       0.16%     0.00%    0.86%        0.70%    2.79%    0.16%    1.07%
Non-Recurring Revenues                   0.00%     0.00%    0.00%        0.00%    0.00%    0.00%    0.00%
Other Revenues                           0.21%    46.09%    2.19%        0.00%    0.00%    0.00%    2.86%
                                       ------    ------   ------       ------   ------   ------   ------
  Total Revenues                        26.77%    88.73%   73.39%       64.56%   15.28%   30.71%   40.64%

Policy Expenses                         15.13%    20.39%  58.09%          47.00%  5.68%   14.75%  23.94%
Other Expenses                           9.13%    62.67%  18.76%          17.18%  4.50%    8.66%  14.10%
Interest Expense                         0.03%     1.21%   0.00%           0.41%  0.00%    0.26%   0.29%
Non-Recurring Expenses                   0.00%     0.00%   0.00%           0.00%  0.00%    0.00%   0.00%
                                       ------    ------   ------       ------   ------   ------   ------
  Total Expenses                        24.28%    84.26%  76.85%          64.58% 10.18%   23.67%  38.32%

Net Income Before Taxes                  2.48%     4.47%  -3.47%          -0.03%  5.10%    7.05%   2.32%
  Provision for Taxes                    0.59%     0.80%  -1.61%          -0.38%  1.49%    2.63%   0.81%
                                       ------    ------   ------       ------   ------   ------   ------
Net Inc. Before Adj. & Min. Int.         1.90%     3.66%  -1.86%           0.35%  3.61%    4.41%   1.51%
  Plus:  After-Tax Adjustments           0.00%     0.00%   0.00%           0.00%  0.00%   -1.81%   0.00%
  Less:  Minority Interest Exp.          0.00%     0.00%   0.00%           0.00%  0.00%    0.00%   0.00%
                                       ------    ------   ------       ------   ------   ------   ------
Net Income Before Extraordinary          1.90%     3.66%  -1.86%           0.35%  3.61%    2.60%   1.51%
  Extraordinary Items                    0.00%     0.00%   0.00%           0.00%  0.00%   -0.43%   0.00%
                                       ------    ------   ------       ------   ------   ------   ------
Net Income (ROA)                         1.90%     3.66%  -1.86%           0.35%  3.61%    2.17%   1.51%


Return on Average Equity                 8.33%    11.95%  -5.64%           0.90%  9.15%   14.55%   6.60%

Combined Ratio Analysis

Loss Ratio                              66.11%    52.89%  87.75%          80.38% 70.12%   54.60%  72.25%
Expense Ratio                           39.89%   162.59%  28.34%          29.39% 55.61%   32.08%  42.55%
                                       ------    ------   ------       ------   ------   ------   ------
    Combined Ratio                     106.00%   215.49% 116.09%         109.77%125.74%   86.68% 114.80%

Pre-Tax Underwriting Profit Margi       -6.00%  -115.49% -16.09%          -9.77%-25.74%   13.32% -14.80%
Pre-Tax Operating Profit Margin          9.34%     5.03%  -4.78%          -0.04% 40.84%   23.06%   5.86%



Source: Audited and unaudited financial statements, corporate reports and offering circulars.
          The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

RP Financial, LC.
                                    Table 5
      Income and Expenses As A Percent of Trailing Twelve Month Revenues
                              Peer Group Analysis
                For the Twelve Months Ended September 30, 1998

                                                                         Peer Group Companies
                                    NCRIC       Peer Group       --------------------------------------------
                                  12/31/98    Average    MMI       SKP      MAI      FMT      FPIC      SPC
                                  --------   --------  -------   -------   ------   ------   ------    ------
Policy Revenues                     73.69%    73.59%    72.59%    74.42%   73.48%   56.16%   73.03%    74.88%
Net Investment Income               23.94%    15.99%    16.25%    20.45%   20.34%   38.87%   14.83%    16.24%
Net Realized Gains                   0.63%     2.69%     0.57%     4.86%    1.50%   -0.15%    0.03%     3.94%
Non-Recurring Revenues               0.00%     0.00%     0.00%     0.00%    0.00%    0.00%    0.00%     0.00%
Other Revenues                       1.74%     7.73%    10.59%     0.27%    4.68%    5.12%   12.11%     4.94%
                                   ------    ------    ------    ------   ------   ------   ------    ------
  Total Revenues                   100.00%   100.00%   100.00%   100.00%  100.00%  100.00%  100.00%   100.00%

Policy Expenses                     62.59%    54.28%    63.54%    63.38%   47.50%   35.79%   56.86%    63.07%
Other Expenses                      22.94%    30.93%    33.38%    12.98%   19.58%   32.24%   18.53%    36.09%
Interest Expense                     0.00%     1.54%     2.10%     0.00%    0.00%   14.01%    0.00%     0.30%
Non-Recurring Expenses               0.00%     0.00%     0.00%     0.00%    0.00%    0.00%    0.00%     0.00%
                                   ------    ------    ------    ------   ------   ------   ------    ------
  Total Expenses                    85.53%    86.75%    99.02%    76.36%   67.08%   82.03%   75.39%    99.46%

Net Income Before Taxes             14.48%    13.25%     0.98%    23.64%   32.92%   17.97%   24.61%     0.54%
  Provision for Taxes                4.31%     3.58%    -0.21%     5.94%    8.44%    5.85%    6.79%    -0.87%
                                   ------    ------    ------    ------   ------   ------   ------    ------
Net Inc. Before Adj. & Min. Int.    10.17%     9.67%     1.19%    17.70%   24.47%   12.12%   17.82%     1.41%
  Plus:  After-Tax Adjustments       0.00%    -0.45%     0.00%     0.00%    0.00%    0.00%    0.00%     0.00%
  Less:  Minority Interest Exp.      0.00%     0.00%     0.00%     0.00%    0.00%    0.00%    0.00%     0.00%
                                   ------    ------    ------    ------   ------   ------   ------    ------
Net Income Before Extraordinary     10.17%     9.21%     1.19%    17.70%   24.47%   12.12%   17.82%     1.41%
  Extraordinary Items                0.00%    -0.11%     0.00%     0.00%    0.00%    0.00%    0.00%     0.00%
                                   ------    ------    ------    ------   ------   ------   ------    ------
Net Margin                          10.17%     9.10%     1.19%    17.70%   24.47%   12.12%   17.82%     1.41%



Combined Ratio Analysis
-----------------------
Loss Ratio                          84.93%    72.87%    87.53%    85.16%   64.65%   63.73%   77.86%    84.23%
Expense Ratio                       31.13%    47.04%    45.98%    17.44%   26.65%   57.41%   25.38%    48.19%
                                   ------    ------    ------    ------   ------   ------   ------    ------
    Combined Ratio                 116.06%   119.90%   133.51%   102.61%   91.30%  121.14%  103.24%   132.42%

Pre-Tax Underwriting Profit Margin -16.06%   -19.90%   -33.51%    -2.61%    8.70%  -21.14%   -3.24%   -32.42%
Pre-Tax Operating Profit Margin     14.48%    13.97%     0.99%    24.84%   33.42%   17.94%   24.61%     0.56%



                                                                     Peer Group Companies
                                            --------------------------------------------------------------------
                                              FTR       PEGI     PFCO       RTWI      AGII       SNPL      ZNT
                                            -------   -------   -------    -------   -------   -------   -------
Policy Revenues                              85.48%    43.44%    90.21%     90.57%    52.97%    87.93%    81.52%
Net Investment Income                        13.13%     4.62%     5.63%      8.35%    28.79%    11.56%     8.80%
Net Realized Gains                            0.61%     0.00%     1.17%      1.08%    18.24%     0.51%     2.64%
Non-Recurring Revenues                        0.00%     0.00%     0.00%      0.00%     0.00%     0.00%     0.00%
Other Revenues                                0.79%    51.95%     2.99%      0.00%     0.00%     0.00%     7.04%
                                             ------   -------    ------     ------    ------    ------    ------
  Total Revenues                            100.00%   100.00%   100.00%    100.00%   100.00%   100.00%   100.00%

Policy Expenses                              56.51%    22.98%    79.16%     72.80%    37.15%    48.02%    58.90%
Other Expenses                               34.10%    70.63%    25.57%     26.62%    29.46%    28.20%    34.69%
Interest Expense                              0.11%     1.36%     0.00%      0.63%     0.00%     0.84%     0.71%
Non-Recurring Expenses                        0.00%     0.00%     0.00%      0.00%     0.00%     0.00%     0.00%
                                             ------   -------    ------     ------    ------    ------    ------
  Total Expenses                             90.72%    94.97%   104.73%    100.04%    66.61%    77.06%    94.30%

Net Income Before Taxes                       9.28%     5.03%    -4.73%     -0.04%    33.39%    22.94%     5.70%
  Provision for Taxes                         2.20%     0.90%    -2.20%     -0.59%     9.74%     8.57%     2.00%
                                             ------   -------    ------     ------    ------    ------    ------
Net Inc. Before Adj. & Min. Int.              7.09%     4.13%    -2.53%      0.54%    23.65%    14.37%     3.71%
  Plus:  After-Tax Adjustments                0.00%     0.00%     0.00%      0.00%     0.00%    -5.91%     0.00%
  Less:  Minority Interest Exp.               0.00%     0.00%     0.00%      0.00%     0.00%     0.00%     0.00%
                                             ------   -------    ------     ------    ------    ------    ------
Net Income Before Extraordinary               7.09%     4.13%    -2.53%      0.54%    23.65%     8.47%     3.71%
  Extraordinary Items                         0.00%     0.00%     0.00%      0.00%     0.00%    -1.41%     0.00%
                                             ------   -------    ------     ------    ------    ------    ------
Net Margin                                    7.09%     4.13%    -2.53%      0.54%    23.65%     7.05%     3.71%



Combined Ratio Analysis
-----------------------

Loss Ratio                                   66.11%    52.89%    87.75%     80.38%    70.12%    54.60%    72.25%
Expense Ratio                                39.89%   162.59%    28.34%     29.39%    55.61%    32.08%    42.55%
                                             ------   -------    ------     ------    ------    ------    ------
    Combined Ratio                          106.00%   215.49%   116.09%    109.77%   125.74%    86.68%   114.80%

Pre-Tax Underwriting Profit Margi            -6.00%  -115.49%   -16.09%     -9.77%   -25.74%    13.32%   -14.80%
Pre-Tax Operating Profit Margin               9.34%     5.03%    -4.78%     -0.04%    40.84%    23.06%     5.86%


Source: Audited and unaudited financial statements, corporate reports and offering circulars.
         The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

RP Financial, LC

                                                               Table 6
                                                         Analysis of Risk Factors
                                                           Peer Group Analysis


                                                                               Peer Group Companies
                                NCRIC   Peer Group ----------------------------------------------------------------------------
                                12/31/98   Average  MMI    SKP     MAI     FMT     FPIC    SPC     FTR    PEGI     PFCO    RTWI
Losses and LAE as a Percent of
------------------------------
Net Premiums Earned (Loss Ratio)   84.9%   72.9%    87.5%   85.2%   64.7%   63.7%   77.9%   84.2%   66.1%   52.9%   87.7%   80.4%
Policy Reserves                    17.9%   31.7%    21.7%   25.1%   11.6%   14.4%   23.1%   18.4%   22.9%   46.6%   79.5%   75.8%

Policy Reserves as a Percent of
-------------------------------
Assets                             65.3%   56.3%    68.2%   54.8%   65.5%   37.7%   60.3%   69.4%   60.2%   32.1%   62.3%   58.0%
Equity                            282.8%  241.3%   332.8%  132.0%  237.2%  290.8%  186.2%  393.8%  273.5%  141.0%  192.9%  155.4%
A.M. Best, Inc. Rating               A-    N.M.        A       A       A       A-      A-     A+      A-     N.A.     B++    N.A.

                                     AGII    SNPT      ZNT
Losses and LAE as a Percent of
------------------------------
Net Premiums Earned (Loss Ratio)     70.1%   54.6%    72.3%
Policy Reserves                      11.2%   34.2%    26.9%

Policy Reserves as a Percent of
-------------------------------
Assets                               52.0%   42.8%    68.6%
Equity                              125.7%  281.6%   394.3%

A.M. Best, Inc. Rating                 A+      B+       A+


Source: Audited and unaudited financial statements, corporate reports and offering circulars. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Board of Directors
February 12, 1999
Page 16


generally underperformed the overall stock market, as market strength was derived primarily from the larger capitalization issues as well as the technology sector. On February 12, 1999, the Dow Jones Insurance Index had closed down 2.4 percent since the Original Appraisal (from 1226 to 1196 as of February 12th). Table 7 sets charts the performance of the Dow Jones Insurance Index versus the Dow Jones Industrial average.

          As shown in Table 8 below, the changes in the median pricing ratios of the Peer Group were mixed, with the earnings-based pricing measures generally increasing modestly and the book value based pricing measures decreasing modestly. Specifically, the P/E multiples of the Peer Group increased in a range of 2.0 percent to 5.6 percent while the median price/book and price/tangible book decreased by 6.4 percent. Likewise, the medical malpractice specialist subgroup realized a 5.1 percent increase in the median P/E and P/Core while the book value based measures decreased by 0.5 percent since the date of the Original Appraisal.

          As discussed in the Original Appraisal, the new issue market for demutualizing insurers is also an important consideration in determining the Company's pro forma market value. However, there have not been any demutualizations completed since the date of Original Appraisal. Importantly though, the MIIX Group, a holding company for the largest medical malpractice liability insurer in New Jersey, filed an amended registration statement on January 8, 1999, which indicated that the public offering price of its stock had been adjusted downward, from $18.00 per share in its prior registration statement to $15.50 in its updated filing. The number of shares offered publicly had also been increased from 2.5 million to 3.0 million. As a result, the pro forma P/B had reduced from 71.6 percent to 64.3 percent while the indicated P/E based on reported earnings equaled 7.75 times.

                                    Table 7
                 Dow Jones Insurance Index and Industrial Index


                             [GRAPH APPEARS HERE]




                                11/30/97   12/31/97   1/30/98    2/27/98    3/31/98   4/30/98    5/29/98   6/30/98
Dow Jones Industrial Index         7,823      7,908     7,906      8,545      8,800     9,063      8,900     8,952
Dow Jones Insurance Index          1,023      1,099     1,083      1,161      1,211     1,232      1,208     1,277

                                 7/31/98    8/31/98   9/30/98   10/31/98   11/30/98   12/4/98   12/31/98   1/31/99   2/12/99
Dow Jones Industrial Index         8,883      7,539     7,843      8,592      9,117     9,016      9,181     9,359     9,275
Dow Jones Insurance Index          1,239      1,044     1,061      1,150      1,215     1,226      1,226     1,216     1,196




Source:  Dow Jones & Co.

Board of Directors
February 12, 1999
Page 18

                                    Table 8
                               NCRIC Group, Inc.
                         Median Pricing Characteristics

                                           December 4,    February 12,      %
                                              1998           1999        Change
                                              ----           ----        ------
Peer Group
----------
 Price/earnings (x)                           14.31x          14.60x      2.0%
 Price/core earnings (x)                      14.85           15.16       2.1
 Price/1999 estimated earnings (x)            11.48           12.12       5.6
 Price/book (%)                              116.5%          109.1%      (6.4)
 Price/tangible book (%)                     141.9           132.8       (6.4)
 Price/assets (%)                             26.1            29.1       11.5

Medical Malpractice Sub Group
-----------------------------
 Price/earnings (x)                           16.52x          17.36x      5.1%
 Price/core earnings (x)                      16.80           17.65       5.1
 Price/1999 estimated earnings (x)            12.88           12.67      (1.6)
 Price/book (%)                              151.8%          151.0%      (0.5)
 Price/tangible book (%)                     151.8           151.0       (0.5)
 Price/assets (%)                             48.9            48.3       (1.2)

Summary of Adjustments
----------------------

     Based on the foregoing, we have not changed the valuation parameters as set forth in the Original Appraisal as shown below.



     Key Valuation Parameters                                     Valuation Adjustment
     ------------------------                                     --------------------
     Financial Condition                                          Slight Upward
     Profitability, Growth and Viability of Earnings              Moderate Downward
     Risk Assessment                                              Slight Downward
     Primary Market and Growth                                    Slight Downward
     Dividends                                                    Slight Downward
     Liquidity of the Shares                                      Moderate Downward
     Marketing of the Issue                                       Moderate Downward
     Organization                                                 Slight Downward
     Regulatory Environment                                       Slight Downward

     There were no material changes in the updated financial conditions or earnings of the Company and the Peer Group. Although NCRIC's equity and reported earnings diminished modestly, the Company completed the Acquisition as of January 4, 1999, and management believes that the acquired companies will positively impact future earnings and growth of capital.

Board of Directors
February 12, 1999
Page 19

Thus, the valuation adjustments for financial condition and profitability, growth, and viability of earnings remain unchanged from those applied in the Original Appraisal. The factors concerning the valuation parameters of risk assessment, primary market area, dividends, liquidity of the shares, organization and regulatory environment did not change since the Original Appraisal date. Accordingly, those parameters were not discussed further in this update.

     The general market for insurance company stocks has been mixed with the Dow Jones Insurance Index slightly lower since the date of the Original Appraisal. Overall, taking into account all the foregoing factors, we believe the pro forma market value of NCRIC's stock remains unchanged.

Valuation Approaches
--------------------

     In applying the pro forma market value approach, we considered the three key pricing ratios in valuing NCRIC's to-be-issued stock -- P/E, P/B and price/assets ("P/A") approaches -- all performed on a pro forma basis including the effects of the stock offering proceeds. In computing the pro forma impact of the demutualization and the related pricing ratios, we have incorporated the valuation parameters disclosed in NCRIC's prospectus for reinvestment rate, the effective tax rate and stock benefit plan assumptions (summarized in Exhibits 2 and 3).

     We have also considered the pro forma impact of the Acquisition in the calculation of pro forma pricing. In this regard, we have reviewed the financial statements and pro forma schedules relating to the acquisition set forth in the prospectus. However, for the purpose of preparing the pro forma financial data herein, we have incorporated the Company's post-acquisition analyses which incorporate the estimated impact of lost investment income and potential operating synergies applied to the Acquired Companies' calendar 1998 earnings. Similarly, the estimated intangible assets of $5.1 million from such acquisitions have been factored into the pro forma analysis as a tangible equity adjustment.

     Pursuant to the minority stock offering, we have also incorporated the valuation parameters disclosed in NCRIC's prospectus for offering expenses.

     Based on foregoing incorporating the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, RP Financial concluded that the pro forma market value of an offering pursuant to a full demutualization, taking into account the dilutive impact of the 42,857 shares issued to the shareholders of the Acquired Companies at the completion of the offering, was $28,300,000 at the midpoint, equal to 4,042,857 shares issued at a per share value of $7.00 for the public shares.

          1.  P/E.  The application of the P/E valuation method requires
              ---
calculating the Company's pro forma market value by applying a valuation P/E multiple (fully demutualized basis) to the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Company's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of

Board of Directors
February 12, 1999
Page 20


net offering proceeds. NCRIC's reported earnings were $2,547,000 for the fiscal year ended December 31, 1998, which included a modest amount of gains ($159,000) which we have excluded from the core earnings base on a tax effected basis to derive a core earnings figure of $2,452,000. As discussed previously, we have added $283,000 to reflect the estimated earnings benefit of the Acquired Companies (reflects the estimated benefit of the Acquisition set forth in the prospectus adjusted to exclude the impact of lost reinvestment earnings on the $5.1 million cash payout on a tax effected basis). Accordingly, the reported and core earnings for valuation purposes equaled $2.8 million and $2.7 million, respectively. Core earnings for the Company and the Peer Group is generally equal to reported earnings, excluding realized gains and losses on investments.

          Based on the foregoing, the Company's pro forma P/E multiple based on core earnings (fully demutualized basis) at the $28,300,000 midpoint value was
9.19 times, which is at a discount of 39.4 and 24.1 percent relative to the Peer Group median of 15.16 times trailing 12 month core earnings and 12.12 times analysts' consensus earnings for 1999, respectively. The discounts compare closely to the 40.2 percent discount to core earnings and 22.6 percent discount to analysts' consensus 1999 earnings as set forth in the Original Appraisal. We continue to believe that such discounts relative to the Peer Group are appropriate after taking into account some one-time expenses in the Company's earnings, anticipated reductions to current employee benefit plans which will be replaced by stock-based plans, the reduction in policy renewal credit accruals from a rate of 12.5 percent in fiscal 1998 to 10 percent in fiscal 1999, and since management expects that net swing rated reinsurance premiums are expected to return to levels more closely approximating historical levels (i.e., a net expense rather than an earnings benefit as recently experienced).

          Relative to the medical malpractice specialist sub-group (i.e., the four Peer Group companies deriving the majority of their premium revenues from medical malpractice liability insurance), the Company's pro forma earnings multiples are discounted relative to the Peer Group while NCRIC's adjusted earnings (adjusted for non-recurring expenses cited earlier and favorable loss development on swing rated reinsurance to the average of fiscal 1995 period forward) is at a premium to the subgroup medians.

          2.  P/B. The application of the P/B valuation method requires
              ---
calculating the Company's pro forma market value by applying a valuation P/B ratio to NCRIC's pro forma book value (fully demutualized basis). In applying the P/B approach, we also considered tangible book value (i.e., book value net of intangible assets) because historically the market has not generally given credit for intangible assets.

          At the midpoint value, NCRIC exhibited pro forma reported and tangible P/B ratios (fully demutualized basis) equal to 52.42 percent and 57.98 percent, respectively, compared to the Peer Group's median reported and tangible P/B ratios of 109.1 percent and 132.8 percent, respectively. Accordingly, the Company's pro forma reported and tangible P/B ratios are discounted by 52.0 percent and 56.3 percent respectively. The discounts closely approximate the
55.3 percent discount to reported book value and the 59.6 percent discount to tangible book value established in the Original Appraisal.

Board of Directors
February 12, 1999
Page 21

          RP Financial considered these discounts to be appropriate in light of the downward adjustments indicated above and, particularly, the relatively low pro forma ROE generated by NCRIC. Additionally, the Company's pro forma P/B takes into account the current market for new issues including the recent trading level of the MONY Group as well as the pro forma pricing for the MIIX Group, Inc.

          3.  P/A.  The P/A valuation methodology determines market value by
              ---
applying a valuation P/A ratio (fully demutualized basis) to the Company's pro forma asset base. At the midpoint of the valuation range, NCRIC's full demutualization value equaled 18.02 percent of pro forma assets. Comparatively, the Peer Group companies exhibited a median P/A ratio of 29.1 percent, which implies a 38.1 percent discount being applied to the Company's pro forma P/A ratio (fully demutualized basis). We placed less weight on this valuation methodology, as size is a less important valuation criteria to the investment community.

Conclusion
----------

     It is our opinion that, based on stock prices as of February 12, 1999 and financial statements through December 31, 1998, the estimated aggregate pro forma market value of the shares to be issued immediately following the offering, both shares issued publicly as well as to Holdings, taking into account the pro forma impact of the Acquisition and the related dilutive impact of the 42,857 shares issued to the shareholders of the Acquired Companies at the completion of the offering and acquisition, was $28,300,000 at the midpoint, equal to 4,042,857 shares issued at a per share value of $7.00 for the public shares. Pursuant to the Company's structure of the offering, which incorporates a 15 percent offering range around the midpoint value, the offering range extends from a minimum of $23,800,000 to a maximum of $32,200,000. Based on the $7.00 per share offering price determined by the Board, this valuation range equates to an offering range of 3,400,000 shares at the minimum to 4,600,000 shares at the maximum. Taking into account the shares sold in the offering plus the 42,857 shares issued to the principals of the Acquired Companies concurrent with the offering, the market value of all shares would be as follows:

                               Total Shares                      Aggregate Market Value(1)
                    ----------------------------------   ---------------------------------------
                                   Shares                                  Shares
                                   Issued                                  Issued
                    Offering       in HCI     Total      Offering          in HCI        Total
                    Shares(1)       Deal    Shares(2)    Amount(1)          Deal      Amount(2)
                    ----------      ----    ---------    ----------         ----      ----------
Minimum             3,400,000      42,857   3,442,857    $23,800,000      $300,000   $24,100,000
Midpoint            4,000,000      42,857   4,042,857     28,000,000       300,000    28,300,000
Maximum             4,600,000      42,857   4,642,857     32,200,000       300,000    32,500,000

(1)  Pursuant to a full stock demutualization.
(2)  Based on a $7.00 per share price.

                                    Table 9
                             Public Market Pricing
                           NCRIC and the Peer Group
                            As of February 12, 1998

                                              Market Capitalization                             Per Share Data
                                             -----------------------       --------------------------------------------------------
                                                                                T.T. Mo. Earnings            Book Value
                                             Price/  Shares   Market       ----------------------------      ----------
                                             Share    Out.     Value       Actual      Core    1999 Est.   Rep.     Tang.   Assets
                                            -------  ------   ------       ------     ------   ---------  ------    -----   ------
                                              ($)      0      ($Mil)        ($)        ($)        ($)       ($)      ($)      ($)
    NCRIC Group, Inc. (1)
    ---------------------
    Maximum                                   7.00    4,643    32.50         0.69        0.67    ----      12.36    11.25    34.55
    Midpoint                                  7.00    4,043    28.30         0.79        0.76    ----      13.35    12.07    38.84
    Minimum                                   7.00    3,443    24.10         0.91        0.88    ----      14.69    13.19    44.62


    Comparable Group
    ----------------
        Average                             $20.83   36,536   $1,528        $1.24       $0.96   $2.02     $16.88   $15.06   $69.14
        Median                               -----    -----    -----        -----       -----   -----      -----    -----    -----

     Comparable Group
     ----------------

MMI  MMI Companies, Inc.                     14.63   18,992      278         0.29        0.21    1.60      21.67    19.55    77.82
SKP  SCPIE Holdings, Inc.                    29.13   12,435      362         2.86        2.39    2.60      30.87    30.87    74.30
MAI  Medical Assurance, Inc.                 30.81   21,257      655         2.11        2.03    2.18      14.84    14.84    53.77
FMT  Fremont General Corporation             19.06   69,901    1,332         1.84        1.85    4.30      12.93    10.51    99.81
FPIC FPIC Insurance Group, Inc.              42.50    9,414      400         2.11        2.11    2.60      15.69    13.85    48.43
SPC  St. Paul Companies, Inc.                30.44  235,733    7,176         0.46       (0.31)   2.75      27.96    25.41   159.10
FTR  Frontier Insurance Group, Inc.          13.31   37,021      493         1.07        1.01    1.90      13.64    12.17    62.01
PEGI Preferred Employers Holdings, Inc.      10.00    5,242       52         0.28        0.28    1.00       2.35     1.42    10.33
PFCO PAULA Financial                          7.50    5,985       45        (0.63)      (0.80)   1.50      12.78    12.78    39.56
RTWI RTW, Inc.                                6.63   11,945       79         0.07        0.01    0.27       4.99     4.99    13.37
AGII Argonaut Group, Inc.                    24.68   24,044      593         2.78        1.49    1.90      30.87    29.36    74.58
SNTL Superior National Insurance Group, Inc. 19.75    5,961      118         1.46        1.39    1.63      10.32     4.46    67.91
ZNT  Zenith National Insurance Corp.         22.37   17,043      381         1.37        0.78    2.00      20.50    15.61   117.82



Medical Malpractice Specialist Sub-Group
----------------------------------------
        Average                             $29.27   15,524     $424        $1.84       $1.69   $2.25     $20.77   $19.78   $63.58
        Median                               28.13   18,964      390        -----       -----   -----      -----    -----    -----

Medical Malpractice Specialist Sub-Group
----------------------------------------
MMI  MMI Companies, Inc.                     14.63   18,992      278        0.293       0.209    1.60      21.67    19.55    77.82
SKP  SCPIE Holdings, Inc.                    29.13   12,435      362         2.86       2.389    2.60      30.87    30.87    74.30
MAI  Medical Assurance, Inc.                 30.81   21,257      655         2.11       2.033    2.18      14.84    14.84    53.77
FPIC FPIC Insurance Group, Inc.              42.50    9,414      400        2.113       2.111    2.60      15.69    13.85    48.43



                                                       Pricing Ratios                              Dividends
                                       ----------------------------------------------------  ---------------------
                                               Earnings                Book Value                                  Last Twelve Mos.
                                       --------------------------      ----------            Amt./        Payout   ----------------
                                        Actual    Core  1999 Est. Reported Tangible  Assets  Share  Yield  Ratio     ROA     ROE
                                       --------  ------ --------- -------- --------  ------  -----  ----- ------    -----   -----
                                         (x)      (x)      (x)      (%)      (%)      (%)     ($)    (%)    (%)      (%)     (%)

    NCRIC Group, Inc. (1)
    ---------------------
    Maximum                              10.07   10.33    ----    56.63%   62.25%   20.26%    0.00   0.00   0.00   2.01   5.62
    Midpoint                              8.92    9.19    ----    52.42%   57.98%   18.02%    0.00   0.00   0.00   2.02   5.88
    Minimum                               7.72    7.96    ----    47.64%   53.08%   15.69%    0.00   0.00   0.00   2.03   6.17


    Comparable Group
    ----------------
        Average                          26.63   52.77   11.48    153.2%   204.5%    39.2%   $0.40    1.9%  38.4%   2.4%   8.9%
        Median                           14.60   15.16   12.12    109.1%   132.8%    29.1%    ----    ----  ----    2.0%   9.2%

     Comparable Group
     ----------------

MMI  MMI Companies, Inc.                 49.90   69.88    9.14     67.5%    74.8%    18.8%    0.32    2.2% 109.1%   0.3%   1.4%
SKP  SCPIE Holdings, Inc.                10.19   12.19   11.20     94.4%    94.4%    39.2%    0.24    0.8%   8.4%   4.0%   9.7%
MAI  Medical Assurance, Inc.             14.60   15.16   14.13    207.6%   207.6%    57.3%    0.00    0.0%   0.0%   4.1%  15.1%
FMT  Fremont General Corporation         10.36   10.29    4.43    147.4%   181.3%    19.1%    0.60    3.1%  32.6%   2.0%  15.1%
FPIC FPIC Insurance Group, Inc.          20.12   20.13   16.35    271.0%   306.9%    87.8%    0.00    0.0%   0.0%   5.3%  15.7%
SPC  St. Paul Companies, Inc.            66.74    N.M.   11.07    108.9%   119.8%    19.1%    1.00    3.3% 219.3%   0.4%   2.0%
FTR  Frontier Insurance Group, Inc.      12.44   13.11    7.01     97.6%   109.3%    21.5%    0.25    1.9%  23.8%   1.9%   8.3%
PEGI Preferred Employers Holdings, Inc.  35.98   35.98   10.00    425.4%   702.9%    96.8%    0.00    0.0%   0.0%   3.7%  12.0%
PFCO PAULA Financial                    (11.97)  (9.38)   5.00     58.7%    58.7%    19.0%    0.16    2.1% -25.5%   1.9%   5.6%
RTWI RTW, Inc.                           99.00  459.38   24.56    132.8%   132.8%    49.6%    0.00    0.0%   0.0%   0.4%   0.9%
AGII Argonaut Group, Inc.                 8.88   16.53   12.99     80.0%    84.1%    33.1%    1.64    6.6%  59.0%   3.6%   9.2%
SNTL Superior National Insurance Group,  13.55   14.16   12.12    191.5%   442.9%    29.1%    0.00    0.0%   0.0%   2.2%  14.6%
ZNT  Zenith National Insurance Corp.     16.36   28.60   11.19    109.1%   143.3%    19.0%    1.00    4.5%  73.1%   1.5%   6.6%



Medical Malpractice Specialist Sub-Group
----------------------------------------
        Average                          23.70   29.34   12.71    160.1%   170.9%    50.8%    0.14    0.8%  29.4%   2.8%   8.7%
        Median                           17.36   17.65   12.67    151.0%   151.0%    48.3%    ----    ----  ----    4.1%  12.4%

Medical Malpractice Specialist Sub-Group
----------------------------------------
MMI  MMI Companies, Inc.                  49.9   69.88    9.14     67.5%    74.8%    18.8%    0.32    2.2% 109.1%   0.3%   1.4%
SKP  SCPIE Holdings, Inc.                10.19   12.19   11.20     94.4%    94.4%    39.2%    0.24    0.8%   8.4%   4.0%   9.7%
MAI  Medical Assurance, Inc.              14.6   15.16   14.13    207.6%   207.6%    57.3%    0.00    0.0%   0.0%   4.1%  15.1%
FPIC FPIC Insurance Group, Inc.          20.12   20.13   16.35    271.0%   306.9%    87.8%    0.00    0.0%   0.0%   5.3%  15.7%

(1) Pro forma basis based on results through December 31, 1998.

Board of Directors
February 12, 1999
Page 23

     The Board of Directors has established a public offering range such that the public ownership of Group will constitute a 40 percent ownership interest of the shares before the 42,857 issued in the Acquisition, with the Mutual Holding Company owning the majority of the shares. Accordingly, the offering range to the public of the minority stock will be $9,520,000 at the minimum, $11,200,000 at the midpoint and $12,880,000 at the maximum. The resulting market value of publicly issued shares, including the 42,857 shares issued to the principals of the Acquired Companies, would be as follows:

                               Total Public Shares            Market Value of Public Shares
                               -------------------            -----------------------------
                                      Shares                              Shares
                                      Issued     Total                    Issued       Total
                 MHC      Offering    in HCI    Public      Offering      in HCI      Public
               Shares      Shares      Deal     Shares       Shares        Deal       Shares
              -------      ------      ----     ------       ------        ----       ------
Minimum     2,040,000   1,360,000    42,857  1,402,857   $9,520,000    $300,000   $9,820,000
Midpoint    2,400,000   1,600,000    42,857  1,642,857   11,200,000     300,000   11,500,000
Maximum     2,760,000   1,840,000    42,857  1,882,857   12,880,000     300,000   13,180,000

     The pricing ratios with the mutual holding company in place are shown in Table 10 and the pro forma calculations are included in Exhibits 4 and 5.

                                         Respectfully submitted,


                                         RP FINANCIAL, LC.


                                         /s/  Ronald S. Riggins

                                         Ronald S. Riggins
                                         President and Managing Director


                                         /s/ James P. Hennessey

                                         James P. Hennessey
                                         Senior Vice President


RP Financial, LC
                                                             Table 10
                                                       Public Market Pricing
                                                     NCRIC and the Peer Group
                                                      As of February 12, 1998

                                            Market Capitalization                         Per Share Data
                                           -----------------------  ------------------------------------------------------------
                                           Price/   Shares Market       T.T. Mo. Earnings                  Book Value
                                                                    -----------------------------   ----------------------------
                                           Share     Out.   Value   Actual      Core     1999 Est.  Rep.      Tang.     Assets
                                           -----    ------  ------  ------      ----     --------   ---       ------     ------
                                             ($)      0    ($Mil)     ($)        ($)       ($)      ($)         ($)       ($)

    NCRIC Group, Inc. (1)
    --------------------
    Maximum                                   7.00   4,643  32.50      0.64         0.64    ----      8.87        7.76    31.06
    Midpoint                                  7.00   4,043  28.30      0.73         0.72    ----      9.84        8.56    35.32
    Minimum                                   7.00   3,443  24.10      0.85         0.84    ----     11.15        9.65    41.08

    Comparable Group
    ----------------
          Average                           $20.83  36,536 $1,528     $1.24        $0.96   $2.02    $16.88       $15.06  $69.14
          Median                               ---     ---    ---       ---          ---     ---       ---          ---     ---

Comparable Group
----------------
MMI  MMI Companies, Inc.                     14.63  18,992    278      0.29         0.21    1.60     21.67        19.55   77.82
SKP  SCPIE Holdings, Inc.                    29.13  12,435    362      2.86         2.39    2.60     30.87        30.87   74.30
MAI  Medical Assurance, Inc.                 30.81  21,257    655      2.11         2.03    2.18     14.84        14.84   53.77
FMT  Fremont General Corporation             19.06  69,901  1,332      1.84         1.85    4.30     12.93        10.51   99.81
FPIC FPIC Insurance Group, Inc.              42.50   9,414    400      2.11         2.11    2.60     15.69        13.85   48.43
SPC  St. Paul Companies, Inc.                30.44 235,733  7,176      0.46        (0.31)   2.75     27.96        25.41  159.10
FTR  Frontier Insurance Group, Inc.          13.31  37,021    493      1.07         1.01    1.90     13.64        12.17   62.01
PEGI Preferred Employers Holdings, Inc.      10.00   5,242     52      0.28         0.28    1.00      2.35         1.42   10.33
PFCO PAULA Financial                          7.50   5,985     45     (0.63)       (0.80)   1.50     12.78        12.78   39.56
RTWI RTW, Inc.                                6.63  11,945     79      0.07         0.01    0.27      4.99         4.99   13.37
AGII Argonaut Group, Inc.                    24.68  24,044    593      2.78         1.49    1.90     30.87        29.36   74.58
SNTL Superior National Insurance Group, Inc. 19.75   5,961    118      1.46         1.39    1.63     10.32         4.46   67.91
ZNT  Zenith National Insurance Corp.         22.37  17,043    381      1.37         0.78    2.00     20.50        15.61  117.82

Medical Malpractice Specialist Sub-Group
----------------------------------------
     Average                                 $29.27  15,524   $424     $1.84        $1.69   $2.25   $20.77       $19.78  $63.58
     Median                                   28.13  18,964    390       ---          ---     ---      ---         ---      ---

Medical Malpractice Specialist Sub-Group
----------------------------------------
MMI  MMI Companies, Inc.                      14.63  18,992    278     0.293        0.209    1.60    21.67        19.55   77.82
SKP  SCPIE Holdings, Inc.                     29.13  12,435    362     2.86         2.389    2.60    30.87        30.87   74.30
MAI  Medical Assurance, Inc.                  30.81  21,257    655     2.11         2.033    2.18    14.84        14.84   53.77
FPIC FPIC Insurance Group, Inc.               42.50   9,414    400    2.113         2.111    2.60    15.69        13.85   48.43



                                                                Pricing Ratios                        Dividends
                                           -----------------------------------------------------   ---------------          Last
                                                    Earnings               Book Value                                    Twelve Mos.
                                           -------------------------  --------------------------   Amt./         Payout  ----------
                                            Actual   Core  1999 Est.  Reported  Tangible  Assets   Share  Yield   Ratio  ROA    ROE
                                            ------   ----  ---------  --------  --------  ------   -----  -----   -----  ---    ---
                                             (x)      (x)    (x)         (%)        (%)     (%)      ($)    (%)    (%)   (%)    (%)
    NCRIC Group, Inc. (1)
    Maximum                                 10.94   11.01   ----      78.90%    90.26%    22.54%    0.00   0.00    0.00   2.06  7.21
    Midpoint                                 9.59    9.66   ----      71.11%    81.76%    19.82%    0.00   0.00    0.00   2.07  7.41
    Minimum                                  8.23    8.29   ----      62.76%    72.55%    17.04%    0.00   0.00    0.00   2.07  7.63

    Comparable Group
    ----------------
          Average                           26.63   52.77  11.48      153.2%   204.5%     39.2%    $0.40   1.9%   38.4%   2.4%  8.9%
          Median                            14.60   15.16  12.12      109.1%   132.8%     29.1%     ---    ---     ---    2.0%  9.2%

Comparable Group
----------------
MMI  MMI Companies, Inc.                    49.90   69.88   9.14       67.5%    74.8%     18.8%     0.32   2.2%  109.1%   0.3%  1.4%
SKP  SCPIE Holdings, Inc.                   10.19   12.19  11.20       94.4%    94.4%     39.2%     0.24   0.8%    8.4%   4.0%  9.7%
MAI  Medical Assurance, Inc.                14.60   15.16  14.13      207.6%   207.6%     57.3%     0.00   0.0%    0.0%   4.1% 15.1%
FMT  Fremont General Corporation            10.36   10.29   4.43      147.4%   181.3%     19.1%     0.60   3.1%   32.6%   2.0% 15.1%
FPIC FPIC Insurance Group, Inc.             20.12   20.13  16.35      271.0%   306.9%     87.8%     0.00   0.0%    0.0%   5.3% 15.7%
SPC  St. Paul Companies, Inc.               66.74    N.M.  11.07      108.9%   119.8%     19.1%     1.00   3.3%  219.3%   0.4%  2.0%
FTR  Frontier Insurance Group, Inc.         12.44   13.11   7.01       97.6%   109.3%     21.5%     0.25   1.9%   23.8%   1.9%  8.3%
PEGI Preferred Employers Holdings, Inc.     35.98   35.98  10.00      425.4%   702.9%     96.8%     0.00   0.0%    0.0%   3.7% 12.0%
PFCO PAULA Financial                       (11.97)  (9.38)  5.00       58.7%    58.7%     19.0%     0.16   2.1%  -25.5%   1.9%  5.6%
RTWI RTW, Inc.                              99.00  459.38  24.56      132.8%   132.8%     49.6%     0.00   0.0%    0.0%   0.4%  0.9%
AGII Argonaut Group, Inc.                    8.88   16.53  12.99       80.0%    84.1%     33.1%     1.64   6.6%   59.0%   3.6%  9.2%
SNTL Superior National Insurance Group, Inc.13.55   14.16  12.12      191.5%    442.9%    29.1%     0.00   0.0%    0.0%   2.2% 14.6%
ZNT  Zenith National Insurance Corp.        16.36   28.60  11.19      109.1%    143.3%    19.0%     1.00   4.5%   73.1%   1.5%  6.6%

Medical Malpractice Specialist Sub-Group
----------------------------------------
     Average                                23.70   29.34  12.71      160.1%    170.9%    50.8%      0.14  0.8%   29.4%   2.8%  8.7%
     Median                                 17.36   17.65  12.67      151.0%    151.0%    48.3%       ---  ---    ---     4.1% 12.4%

Medical Malpractice Specialist Sub-Group
---------------------------------------
MMI  MMI Companies, Inc.                     49.9   69.88   9.14       67.5%     74.8%    18.8%      0.32  2.2%  109.1%   0.3%  1.4%
SKP  SCPIE Holdings, Inc.                   10.19   12.19  11.20       94.4%     94.4%    39.2%      0.24  0.8%    8.4%   4.0%  9.7%
MAI  Medical Assurance, Inc.                 14.6   15.16  14.13      207.6%    207.6%    57.3%      0.00  0.0%    0.0%   4.1% 15.1%
FPIC FPIC Insurance Group, Inc.             20.12   20.13  16.35      271.0%    306.9%    87.8%      0.00  0.0%    0.0%   5.3% 15.7%

(1) Pro forma basis based on results through December 31, 1998.

                                   EXHIBITS

RP Financial, LC.
                                LIST OF EXHIBITS

Exhibit
Number            Description
------            -----------


  1       Peer Group Financial Data:  February 12, 1999


  2       Pro Forma Analysis Sheet:  Fully Demutualized Basis


  3       Pro Forma Effect of Offering Proceeds:  Fully Demutualized Basis


  4       Pro Forma Analysis Sheet:  Minority Stock Offering


  5       Pro Forma Effects:  Minority Stock Offering


  6       Firm Qualifications Statement

                                   EXHIBIT 1

                           Peer Group Financial Data
                            As of February 12, 1999

                            MMI Companies, Inc.
                            --------------------------------------------------------------
                            For the Quarter Ended
                                          Dec-97        Mar-98        Jun-98        Sep-98
                                          ------        ------        ------        ------
                                       ($000)        ($000)        ($000)        ($000)

Cash & Investments                    $1,237,498    $1,217,264    $1,262,850    $1,291,762
Reinsurance Assets                       321,591       343,790       346,291       361,448
Deferred Policy Acqstn. Cost              26,539        40,701        39,625        40,000
Intangibles                               37,257        36,590        38,887        40,294
Separate Accounts                              0             0             0             0
Other Assets                             261,182       364,994       307,168       274,814
                            --------------------------------------------------------------
  Total Assets                        $1,884,067    $2,003,339    $1,994,821    $2,008,318

Policy Reserves                        1,268,057     1,367,002     1,347,728     1,369,719
Debt                                           0             0             0             0
Other Liabilities                         98,284       111,288       111,397       108,305
                            --------------------------------------------------------------
  Total Liabilities                    1,366,341     1,478,290     1,459,125     1,478,024

Minority Interest                              0             0             0             0
Redeemable Pfd. Equity                         0             0             0             0
Trust Preferred Securities               118,724       118,790       118,825       118,778

Preferred Equity                               0             0             0             0
Common Equity                            399,002       406,259       416,871       411,516
                            --------------------------------------------------------------
  Total Equity                           399,002       406,259       416,871       411,516

Book Value Per Share                      $21.16        $21.52        $21.99        $21.67
Book Value, Net of FAS 115                $19.87        $20.26        $20.63        $19.85
Shares Outstanding                    18,857,000    18,880,000    18,964,000    18,992,393

Policy Revenues                                       $102,546       $75,091       $77,467
Net Investment Income                                   18,772        18,966        19,372
Net Realized Gains                                         829           204           957
Non-Recurring Revenues                                       0             0             0
Other Revenues                                          12,312        13,061        11,853
                            --------------------------------------------------------------
  Total Revenues                                      $134,459      $107,322      $109,649

Policy Expenses                                        $83,101       $58,211       $81,981
Other Expenses                                          38,573        36,972        41,754
Interest Expense                                         2,435         2,462         2,491
Non-Recurring Expenses                                       0             0             0
                            --------------------------------------------------------------
  Total Expenses                                      $124,109       $97,645      $126,226

Net Income Before Taxes                                $10,350        $9,677      ($16,577)
  Provision for Taxes                                    1,655         1,193        (3,574)
                            ---------------------------------------------------------------
Net Inc. Before Adj. & Min. Int.                        $8,695        $8,484      ($13,003)
  Plus:  After-Tax Adjustments                               0             0             0
  Less:  Minority Interest Exp.                              0             0             0
                            ---------------------------------------------------------------
Net Income Before Extraordinary                         $8,695        $8,484      ($13,003)
  Extraordinary Items                                        0             0             0
                            ---------------------------------------------------------------
Net Income                                              $8,695        $8,484      ($13,003)

Diluted EPS Before Extraordinary                         $0.45         $0.44        ($0.69)
Diluted EPS After Extraordinary                          $0.45         $0.44        ($0.69)
Average Diluted Shares                              19,431,000    19,431,000    18,967,000

Average Assets                                                     1,960,742     1,972,636
Average Equity                                                       407,377       408,412

                               SCPIE Holdings Inc.
                               ------------------------------------------------------------------------------------------
                               For the Quarter Ended
                                             Jun-97        Sep-97        Dec-97        Mar-98        Jun-98        Sep-98
                                             ------        ------        ------        ------        ------        ------
                                          ($000)        ($000)        ($000)        ($000)        ($000)        ($000)

Cash & Investments                         $749,643      $778,408      $798,916      $802,950      $807,793      $822,785
Reinsurance Assets                           16,738        14,211        21,531        22,344        23,087        23,309
Deferred Policy Acqstn. Costs                   581           528           520        10,267         9,344         8,845
Intangibles                                       0             0             0             0             0             0
Separate Accounts                                 0             0             0             0             0             0
Other Assets                                 72,437        65,697        67,482        66,728        72,443        69,016
                               ------------------------------------------------------------------------------------------
  Total Assets                             $839,399      $858,844      $888,449      $902,289      $912,667      $923,955

Policy Reserves                             486,060       480,810       477,043       515,290       510,144       506,693
Debt                                              0             0             0             0             0             0
Other Liabilities                            17,566        28,395        50,291        19,814        28,537        33,430
                               ------------------------------------------------------------------------------------------
  Total Liabilities                         503,626       509,205       527,334       535,104       538,681       540,123

Minority Interest                                 0             0             0             0             0             0
Redeemable Pfd. Equity                            0             0             0             0             0             0
Trust Preferred Securities                        0             0             0             0             0             0

Preferred Equity                                  0             0             0             0             0             0
Common Equity                               335,773       349,639       361,115       367,185       373,986       383,822
                               ------------------------------------------------------------------------------------------
  Total Equity                              335,773       349,639       361,115       367,185       373,986       383,822

Book Value Per Share                         $27.31        $28.48        $29.41        $30.05        $30.81        $30.87
Book Value, Net of FAS 115                   $27.01        $27.59        $28.22        $28.91        $29.50        $28.95
Shares Outstanding                       12,294,652    12,290,091    12,276,691    12,220,891    12,136,591    12,434,791

Policy Revenues                             $32,687       $32,972       $31,783       $39,686       $39,794       $38,289
Net Investment Income                        10,637        10,798        10,709        10,503        10,123         9,768
Net Realized Gains                            1,975           989         2,426         2,320         1,741         3,269
Non-Recurring Revenues                            0             0             0             0             0             0
Other Revenues                                  150           154           108            38           232           158
                               ------------------------------------------------------------------------------------------
  Total Revenues                            $45,449       $44,913       $45,026       $52,547       $51,890       $51,484

Policy Expenses                             $30,201       $31,578       $28,055       $33,431       $33,945       $31,931
Other Expenses                                4,388         4,024         5,380         7,099         6,841         6,767
Interest Expense                                  0             0             0             0             0             0
Non-Recurring Expenses                            0             0             0             0             0             0
                               ------------------------------------------------------------------------------------------
  Total Expenses                            $34,589       $35,602       $33,435       $40,530       $40,786       $38,698

Net Income Before Taxes                     $10,860        $9,311       $11,591       $12,017       $11,104       $12,786
  Provision for Taxes                         2,856         1,991         2,860         2,993         2,711         3,374
                               ------------------------------------------------------------------------------------------
Net Inc. Before Adj. & Min. Int              $8,004        $7,320        $8,731        $9,024        $8,393        $9,412
  Plus:  After-Tax Adjustments                    0             0             0             0             0             0
  Less:  Minority Interest Exp.                   0             0             0             0             0             0
                               ------------------------------------------------------------------------------------------
Net Income Before Extraordinary              $8,004        $7,320        $8,731        $9,024        $8,393        $9,412
  Extraordinary Items                             0             0             0             0             0             0
                               ------------------------------------------------------------------------------------------
Net Income                                   $8,004        $7,320        $8,731        $9,024        $8,393        $9,412

Diluted EPS Before Extraordinar               $0.65         $0.60         $0.71         $0.74         $0.69         $0.79
Diluted EPS After Extraordinary               $0.65         $0.60         $0.71         $0.74         $0.69         $0.78
Average Diluted Shares                   12,294,652    12,291,047    12,286,589    12,228,331    12,213,225    11,914,000

Average Assets                                                                                      880,330       897,241
Average Equity                                                                                      357,540       367,149

                                Medical Assurance, Inc.
                                ------------------------------------------------------------------------------------------
                                For the Quarter Ended
                                              Jun-97        Sep-97        Dec-97        Mar-98        Jun-98        Sep-98
                                              ------        ------        ------        ------        ------        ------
                                           ($000)        ($000)        ($000)        ($000)        ($000)        ($000)

Cash & Investments                          $696,767      $719,409      $732,450      $750,713      $768,173      $808,324
Reinsurance Assets                           140,511       154,711       168,178       172,508       190,908       195,666
Deferred Policy Acqstn. Costs                      0             0         7,304         7,270             0             0
Intangibles                                        0             0             0             0             0             0
Separate Accounts                                  0             0             0             0             0             0
Other Assets                                 137,488       142,387       155,241       163,981       177,333       138,994
                                ------------------------------------------------------------------------------------------
  Total Assets                              $974,766    $1,016,507    $1,063,173    $1,094,472    $1,136,414    $1,142,984

Policy Reserves                              651,604       671,225       694,429       715,511       738,672       748,228
Debt                                               0             0             0             0             0             0
Other Liabilities                             62,883        70,698        81,556        81,155        91,094        79,273
                                ------------------------------------------------------------------------------------------
  Total Liabilities                          714,487       741,923       775,985       796,666       829,766       827,501

Minority Interest                                  0             0             0             0             0             0
Redeemable Pfd. Equity                             0             0             0             0             0             0
Trust Preferred Securities                         0             0             0             0             0             0

Preferred Equity                                   0             0             0             0             0             0
Common Equity                                260,279       274,584       287,188       297,806       306,648       315,483
                                ------------------------------------------------------------------------------------------
  Total Equity                               260,279       274,584       287,188       297,806       306,648       315,483

Book Value Per Share                          $12.11        $12.78        $13.36        $13.86        $14.27        $14.84
Book Value, Net of FAS 115                    $11.72        $12.19        $12.68        $13.14        $13.64        $14.14
Shares Outstanding                        21,485,516    21,491,422    21,499,361    21,492,104    21,486,376    21,256,989

Policy Revenues                              $29,138       $30,774       $30,653       $31,764       $34,579       $37,676
Net Investment Income                          9,426         8,649         9,202         9,688         8,237        10,157
Net Realized Gains                              (168)          874           835           413         1,495             0
Non-Recurring Revenues                             0             0             0             0             0             0
Other Revenues                                   296         1,283         1,309           474         1,900         4,899
                                ------------------------------------------------------------------------------------------
  Total Revenues                             $38,692       $41,580       $41,999       $42,339       $46,211       $52,732

Policy Expenses                              $19,207       $21,306       $16,924       $21,186       $23,090       $25,866
Other Expenses                                 8,052         7,656        11,054         8,127         8,319         8,387
Interest Expense                                   0             0             0             0             0             0
Non-Recurring Expenses                             0             0             0             0             0             0
                                ------------------------------------------------------------------------------------------
  Total Expenses                             $27,259       $28,962       $27,978       $29,313       $31,409       $34,253

Net Income Before Taxes                      $11,433       $12,618       $14,021       $13,026       $14,802       $18,479
  Provision for Taxes                          2,652         2,724         3,652         3,070         3,776         4,974
                                ------------------------------------------------------------------------------------------
Net Inc. Before Adj. & Min. Int.              $8,781        $9,894       $10,369        $9,956       $11,026       $13,505
  Plus:  After-Tax Adjustments                     0             0             0             0             0             0
  Less:  Minority Interest Exp.                    0             0             0             0             0             0
                                ------------------------------------------------------------------------------------------
Net Income Before Extraordinary               $8,781        $9,894       $10,369        $9,956       $11,026       $13,505
  Extraordinary Items                              0             0             0             0             0             0
                                ------------------------------------------------------------------------------------------
Net Income                                    $8,781        $9,894       $10,369        $9,956       $11,026       $13,505

Diluted EPS Before Extraordinary               $0.41         $0.46         $0.48         $0.46         $0.51         $0.63
Diluted EPS After Extraordinary                $0.41         $0.46         $0.48         $0.46         $0.51         $0.63
Average Diluted Shares                    21,492,000    21,487,000    21,493,000    21,494,000    21,492,000    21,468,000

Average Assets                                                                                     1,057,066     1,090,710
Average Equity                                                                                       285,301       296,342

                                Fremont General Corporation
                                ---------------------------------------------------------------------------------------------
                                For the Quarter Ended
                                                 Jun-97        Sep-97        Dec-97        Mar-98        Jun-98        Sep-98
                                                 ------        ------        ------        ------        ------        ------
                                              ($000)        ($000)        ($000)        ($000)        ($000)        ($000)

Cash & Investments                           $3,608,547    $4,815,942    $4,491,487    $4,563,367    $4,691,927    $5,092,800
Reinsurance Assets                              427,293       573,737       543,215       615,635       706,883       803,950
Deferred Policy Acqstn. Costs                    28,078        34,626        38,014        38,344        38,956        40,267
Intangibles                                      78,834       178,449       149,321       147,802       146,046       168,678
Separate Accounts                                     0             0             0             0             0             0
Other Assets                                    578,514       895,099       868,590       841,906       837,575       870,958
                                ---------------------------------------------------------------------------------------------
  Total Assets                               $4,721,266    $6,497,853    $6,090,627    $6,207,054    $6,421,387    $6,976,653

Policy Reserves                               1,517,039     2,625,692     2,460,550     2,428,246     2,386,407     2,628,013
Debt                                            805,196     1,162,662       717,358       755,991       851,156       950,585
Other Liabilities                             1,609,951     1,854,935     1,979,904     2,057,867     2,187,547     2,394,467
                                ---------------------------------------------------------------------------------------------
  Total Liabilities                           3,932,186     5,643,289     5,157,812     5,242,104     5,425,110     5,973,065

Minority Interest                                     0             0             0             0             0             0
Redeemable Pfd. Equity                                0             0             0             0             0             0
Trust Preferred Securities                      100,000       100,000       100,000       100,000       100,000       100,000

Preferred Equity                                      0             0             0             0             0             0
Common Equity                                   689,080       754,564       832,815       864,950       896,277       903,588
                                ---------------------------------------------------------------------------------------------
  Total Equity                                  689,080       754,564       832,815       864,950       896,277       903,588

Book Value Per Share                             $21.11        $22.86        $24.09        $24.88        $25.71        $25.85
Book Value, Net of FAS 115                       $20.70        $21.50        $22.56        $23.30        $24.13        $24.97
Shares Outstanding                           32,649,000    33,013,000    34,571,000    34,766,000    34,855,000    34,950,648

Policy Revenues                                $120,802      $168,436      $196,717      $154,162      $119,368      $125,515
Net Investment Income                            78,587        91,712        99,888        98,004       103,301       111,209
Net Realized Gains                                 (498)         (456)         (479)         (458)         (466)         (139)
Non-Recurring Revenues                                0             0             0             0             0             0
Other Revenues                                    7,264         7,580        10,007        11,631        16,148        16,490
                                ---------------------------------------------------------------------------------------------
  Total Revenues                               $206,155      $267,272      $306,133      $263,339      $238,351      $253,075

Policy Expenses                                 $76,180      $105,092      $134,832      $103,256       $70,233       $71,354
Other Expenses                                   62,453        83,557        89,499        79,713        84,012        88,802
Interest Expense                                 31,380        36,397        37,099        33,237        35,922        42,321
Non-Recurring Expenses                                0             0             0             0             0             0
                                ---------------------------------------------------------------------------------------------
  Total Expenses                               $170,013      $225,046      $261,430      $216,206      $190,167      $202,477

Net Income Before Taxes                         $36,142       $42,226       $44,703       $47,133       $48,184       $50,598
  Provision for Taxes                            11,204        13,407        14,527        15,481        15,601        16,411
                                ---------------------------------------------------------------------------------------------
Net Inc. Before Adj. & Min. Int.                $24,938       $28,819       $30,176       $31,652       $32,583       $34,187
  Plus:  After-Tax Adjustments                        0             0             0             0             0             0
  Less:  Minority Interest Exp.                       0             0             0             0             0             0
                                ---------------------------------------------------------------------------------------------
Net Income Before Extraordinary                 $24,938       $28,819       $30,176       $31,652       $32,583       $34,187
  Extraordinary Items                                 0             0             0             0             0             0
                                ---------------------------------------------------------------------------------------------
Net Income                                      $24,938       $28,819       $30,176       $31,652       $32,583       $34,187

Diluted EPS Before Extraordinary                  $0.75         $0.85         $0.88         $0.91         $0.93         $1.07
Diluted EPS After Extraordinary                   $0.75         $0.85         $0.88         $0.91         $0.93         $0.98
Average Diluted Shares                       34,253,000    34,460,000    34,630,000    35,025,000    35,083,000    70,106,000

Average Assets                                                                                        4,989,698     6,438,715
Average Equity                                                                                          672,948       850,439


                                     FPIC Insurance Group, Inc.
                                     ---------------------------------------------------------------------------------
                                     For the Quarter Ended
                                               Jun-97       Sep-97       Dec-97       Mar-98       Jun-98       Sep-98
                                             --------     --------     --------     --------     --------     --------
                                               ($000)       ($000)       ($000)       ($000)       ($000)       ($000)
Cash & Investments                           $256,768     $268,608     $276,366     $297,749     $301,134     $349,470
Reinsurance Assets                             29,043       29,923       33,051       15,072       17,022       33,702
Deferred Policy Acqstn. Costs                   2,062        1,803        1,411        1,852        1,807        1,630
Intangibles                                     2,985        3,318        7,174        7,069        6,978       17,272
Separate Accounts                                   0            0            0            0            0            0
Other Assets                                   34,475       32,478       34,847       40,973       49,573       53,784
                                     ---------------------------------------------------------------------------------
  Total Assets                               $325,332     $336,131     $352,850     $362,716     $376,514     $455,858

Policy Reserves                               214,387      217,714      216,304      227,437      231,384      274,871
Debt                                                0        2,000        2,000        2,000        4,000       23,750
Other Liabilities                               6,244        5,730       14,482        8,126       10,512        9,585
                                     ---------------------------------------------------------------------------------
  Total Liabilities                           220,630      225,444      232,785      237,563      245,896      308,206
Minority Interest                                   0            0            0            0            0            0
Redeemable Pfd. Equity                              0            0            0            0            0            0
Trust Preferred Securities                          0            0            0            0            0            0
Preferred Equity                                    0            0            0            0            0            0
Common Equity                                 104,702      110,687      120,064      125,152      130,618      147,652
                                     ---------------------------------------------------------------------------------
  Total Equity                                104,702      110,687      120,064      125,152      130,618      147,652

Book Value Per Share                           $11.60       $12.26       $13.08       $13.59       $14.17       $15.69
Book Value, Net of FAS 115                     $11.54       $12.01       $12.68       $13.19       $13.73       $14.90
Shares Outstanding                          9,027,418    9,028,918    9,179,581    9,209,031    9,215,697    9,413,514
Policy Revenues                               $16,093      $16,188      $17,732      $17,855      $22,955      $22,986
Net Investment Income                           3,891        3,758        3,586        4,340        4,372        4,259
Net Realized Gains                                (41)           8           78          (15)         (32)           0
Non-Recurring Revenues                              0            0            0            0            0            0
Other Revenues                                  2,686        3,751        3,465        3,306        3,165        3,586
                                     ---------------------------------------------------------------------------------
  Total Revenues                              $22,629      $23,705      $24,861      $25,486      $30,460      $30,831
Policy Expenses                               $13,541      $14,014      $13,293      $14,518      $18,164      $17,506
Other Expenses                                  3,465        3,689        5,164        4,266        5,261        5,997
Interest Expense                                    0            0            0            0            0            0
Non-Recurring Expenses                              0            0            0            0            0            0
                                     ---------------------------------------------------------------------------------
  Total Expenses                              $17,006      $17,703      $18,457      $18,784      $23,425      $23,503
Net Income Before Taxes                        $5,623       $6,001       $6,404       $6,703       $7,035       $7,328
  Provision for Taxes                           1,712        1,722        1,827        1,918        1,989        1,847
                                     ---------------------------------------------------------------------------------
Net Inc. Before Adj. & Min. Int.               $3,910       $4,278       $4,577       $4,785       $5,046       $5,481
  Plus:  After-Tax Adjustments                      0            0            0            0            0            0
  Less:  Minority Interest Exp.                     0            0            0            0            0            0
                                     ---------------------------------------------------------------------------------
Net Income Before Extraordinary                $3,910       $4,278       $4,577       $4,785       $5,046       $5,481
  Extraordinary Items                               0            0            0            0            0            0
                                     ---------------------------------------------------------------------------------
Net Income                                     $3,910       $4,278       $4,577       $4,785       $5,046       $5,481
Diluted EPS Before Extraordinary                $0.42        $0.46        $0.48        $0.50        $0.52        $0.58
Diluted EPS After Extraordinary                 $0.42        $0.46        $0.48        $0.50        $0.52        $0.55
Average Diluted Shares                      9,337,521    9,382,477    9,452,181    9,646,467    9,719,184    9,970,882
Average Assets                                                                                    292,257      376,814
Average Equity                                                                                     98,537      126,835

                                St. Paul Companies, Inc.
                                -----------------------------------------------------------------------------------------------
                                For the Quarter Ended
                                              Jun-97         Sep-97         Dec-97         Mar-98         Jun-98         Sep-98
                                              ------         ------         ------         ------         ------         ------
                                         ($000)         ($000)         ($000)         ($000)         ($000)        ($000)

Cash & Investments                       $14,638,532    $15,002,984    $15,058,742    $15,121,254    $26,135,774    $26,354,474
Reinsurance Assets                         2,130,792      2,120,966      2,155,406      2,070,066      4,513,137      4,446,388
Deferred Policy Acqstn. Costs                398,898        403,771        404,274        382,867        837,490        876,151
Intangibles                                  245,689        383,132        408,534        399,501        599,428        602,075
Separate Accounts                                  0              0              0              0              0              0
Other Assets                               3,512,005      3,549,846      3,473,701      3,152,822      5,362,363      5,225,275
                                -----------------------------------------------------------------------------------------------
  Total Assets                           $20,925,916    $21,460,699    $21,500,657    $21,126,510    $37,448,192    $37,504,363

Policy Reserves                           14,161,827     14,258,705     14,197,336     13,964,533     25,915,458     26,024,507
Debt                                         705,740        762,450        782,825        654,663      1,075,895      1,097,742
Other Liabilities                          1,643,951      1,784,303      1,686,786      1,480,959      3,465,267      3,270,299
                                -----------------------------------------------------------------------------------------------
  Total Liabilities                       16,511,518     16,805,458     16,666,947     16,100,155     30,456,620     30,392,548

Minority Interest                                  0              0              0              0              0              0
Redeemable Pfd. Equity                             0              0              0              0              0              0
Trust Preferred Securities                   207,000        207,000        207,000        207,000        502,700        502,700

Preferred Equity                              17,998         18,408         16,725         16,140         15,153         16,917
Common Equity                              4,189,400      4,429,833      4,609,985      4,803,215      6,473,719      6,592,198
                                -----------------------------------------------------------------------------------------------
  Total Equity                             4,207,398      4,448,241      4,626,710      4,819,355      6,488,872      6,609,115

Book Value Per Share                          $25.02         $26.50         $27.53         $28.58         $27.45         $27.96
Book Value, Net of FAS 115                    $21.96         $22.64         $23.49         $24.20         $23.78         $23.85
Shares Outstanding                       167,482,000    167,164,000    167,456,000    168,050,000    235,848,000    235,733,012

Policy Revenues                           $1,165,297     $1,154,691     $1,125,015     $1,114,756     $1,752,167     $1,698,787
Net Investment Income                        217,570        223,528        226,453        219,299        397,656        390,601
Net Realized Gains                           167,914         47,312         97,292         44,804        132,667         24,835
Non-Recurring Revenues                             0              0              0              0              0              0
Other Revenues                                69,930         71,517         95,551         88,298         94,326         97,034
                                -----------------------------------------------------------------------------------------------
  Total Revenues                          $1,620,711     $1,497,048     $1,544,311     $1,467,157     $2,376,816     $2,211,257

Policy Expenses                             $845,485       $825,867       $804,938       $811,096     $1,724,012     $1,452,985
Other Expenses                               452,924        455,035        466,304        450,373      1,099,452        726,259
Interest Expense                              13,925         13,576         10,493         12,479              0              0
Non-Recurring Expenses                             0              0              0              0              0              0
                                -----------------------------------------------------------------------------------------------
  Total Expenses                          $1,312,334     $1,294,478     $1,281,735     $1,273,948     $2,823,464     $2,179,244

Net Income Before Taxes                     $308,377       $202,570       $262,576       $193,209      ($446,648)       $32,013
  Provision for Taxes                         77,853         39,166         75,580         39,209       (149,367)       (31,789)
                                -----------------------------------------------------------------------------------------------
Net Inc. Before Adj. & Min. Int.            $230,524       $163,404       $186,996       $154,000      ($297,281)       $63,802
  Plus:  After-Tax Adjustments                     0              0              0              0              0              0
  Less:  Minority Interest Exp.                    0              0              0              0              0              0
                                -----------------------------------------------------------------------------------------------
Net Income Before Extraordinary             $230,524       $163,404       $186,996       $154,000      ($297,281)       $63,802
  Extraordinary Items                              0              0              0              0              0              0
                                -----------------------------------------------------------------------------------------------
Net Income                                  $230,524       $163,404       $186,996       $154,000      ($297,281)       $63,802

Diluted EPS Before Extraordinary               $1.25          $0.89          $1.01          $0.83         ($1.28)         $0.25
Diluted EPS After Extraordinary                $1.25          $0.89          $1.01          $0.83         ($1.28)         $0.25
Average Diluted Shares                   184,850,000    185,036,000    184,838,000    185,184,000    235,160,000    256,527,000
Average Assets                                                                                        20,410,329     27,808,084
Average Equity                                                                                         4,098,429      5,398,459

                                Frontier Insurance Group, Inc.
                                ---------------------------------------------------------------------------------------------
                                 For the Quarter Ended
                                                 Jun-97        Sep-97        Dec-97        Mar-98        Jun-98        Sep-98
                                                 ------        ------        ------        ------        ------        ------
                                             ($000)        ($000)        ($000)        ($000)        ($000)        ($000)

Cash & Investments                           $1,068,754    $1,197,495    $1,261,259    $1,345,724    $1,372,294    $1,409,501
Reinsurance Assets                              317,096       349,259       391,168       419,374       446,004       474,930
Deferred Policy Acqstn. Costs                    40,983        49,510        55,634        68,426        82,553       101,504
Intangibles                                      13,101        12,837        29,885        58,167        54,748        54,357
Separate Accounts                                     0             0             0             0             0             0
Other Assets                                    177,207       213,503       237,767       240,590       254,372       255,357
                                ---------------------------------------------------------------------------------------------
  Total Assets                               $1,617,141    $1,822,604    $1,975,713    $2,132,281    $2,209,971    $2,295,649

Policy Reserves                                 983,928     1,044,736     1,184,086     1,302,504     1,341,613     1,381,408
Debt                                             62,000             0             0         5,000        10,000        16,000
Other Liabilities                               109,326       149,194       171,219       188,827       203,533       226,343
                                ---------------------------------------------------------------------------------------------
  Total Liabilities                           1,155,254     1,193,930     1,355,305     1,496,331     1,555,146     1,623,751

Minority Interest                                     0             0             0             0             0             0
Redeemable Pfd. Equity                                0             0             0             0             0             0
Trust Preferred Securities                      166,970       166,643       166,703       166,736       166,787       166,839

Preferred Equity                                      0             0             0             0             0             0
Common Equity                                   294,917       462,031       453,705       469,214       488,038       505,073
                                ---------------------------------------------------------------------------------------------
  Total Equity                                  294,917       462,031       453,705       469,214       488,038       505,073

Book Value Per Share                              $9.12        $10.53        $12.16        $12.57        $13.03        $13.64
Book Value, Net of FAS 115                        $8.91        $10.15        $11.62        $12.02        $12.42        $12.84
Shares Outstanding                           32,319,324    37,303,633    37,319,506    37,331,771    37,466,577    37,020,565

Policy Revenues                                 $76,017      $103,216      $109,804      $117,212      $122,576      $128,001
Net Investment Income                            12,825        14,555        16,849        18,566        19,128        18,798
Net Realized Gains                                  494           231         2,776         2,284         1,596        (3,273)
Non-Recurring Revenues                                0             0             0             0             0             0
Other Revenues                                        0             0             0         4,400             0             0
                                ---------------------------------------------------------------------------------------------
  Total Revenues                                $89,336      $118,002      $129,429      $142,462      $143,300      $143,526

Policy Expenses                                 $36,035       $55,630       $97,229       $77,023       $68,369       $73,119
Other Expenses                                   32,015        40,383        45,649        42,150        50,714        51,996
Interest Expense                                    284           515            26            76           238           261
Non-Recurring Expenses                                0             0             0             0             0             0
                                ---------------------------------------------------------------------------------------------
  Total Expenses                                $68,334       $96,528      $142,904      $119,249      $119,321      $125,376

Net Income Before Taxes                         $21,002       $21,474      ($13,475)      $23,213       $23,979       $18,150
  Provision for Taxes                             5,583         6,716        (3,676)        5,470         6,514         3,957
                                ---------------------------------------------------------------------------------------------
Net Inc. Before Adj. & Min. Int.                $15,419       $14,758       ($9,799)      $17,743       $17,465       $14,193
  Plus:  After-Tax Adjustments                        0             0             0             0             0             0
  Less:  Minority Interest Exp.                       0             0             0             0             0             0
                                ---------------------------------------------------------------------------------------------
Net Income Before Extraordinary                 $15,419       $14,758       ($9,799)      $17,743       $17,465       $14,193
  Extraordinary Items                                 0             0             0             0             0             0
                                ---------------------------------------------------------------------------------------------
Net Income                                      $15,419       $14,758       ($9,799)      $17,743       $17,465       $14,193

Diluted EPS Before Extraordinary                  $0.42         $0.38        ($0.26)        $0.43         $0.42         $0.35
Diluted EPS After Extraordinary                   $0.42         $0.38        ($0.26)        $0.43         $0.42         $0.35
Average Diluted Shares                       40,396,000             0    45,709,400    45,773,200    45,883,000    45,694,000

Average Assets                                                                                        1,626,285     2,087,244
Average Equity                                                                                          361,318       475,612


                                  Preferred Employers Holdings, Inc.
                                --------------------------------------------------------------------------------------
                                  For the Quarter Ended
                                              Jun-97       Sep-97       Dec-97       Mar-98       Jun-98       Sep-98
                                              ------       ------       ------       ------       ------       ------
                                           ($000)       ($000)       ($000)       ($000)       ($000)       ($000)

Cash & Investments                           $23,626      $25,687      $27,109      $23,471      $34,965      $34,007
Reinsurance Assets                                 0            0            0            0            0            0
Deferred Policy Acqstn. Costs                      0            0          904        1,052        2,399        1,776
Intangibles                                        0            0            0        4,979        4,921        4,864
Separate Accounts                                  0            0            0            0            0            0
Other Assets                                     874          946        1,688        4,605       11,827       13,518
  Total Assets                               $24,500      $26,633      $29,701      $34,107      $54,112      $54,165

Policy Reserves                                3,488        4,295        8,780       11,009       17,010       17,374
Debt                                             146           74            0            0       12,580       12,580
Other Liabilities                              9,496       10,610        8,932       10,796       11,860       11,890
  Total Liabilities                           13,130       14,979       17,712       21,805       41,450       41,844

Minority Interest                                  0            0            0            0            0            0
Redeemable Pfd. Equity                             0            0            0            0            0            0
Trust Preferred Securities                         0            0            0            0            0            0

Preferred Equity                                   0            0            0            0            0            0
Common Equity                                 11,371       11,654       11,988       12,302       12,661       12,322
  Total Equity                                11,371       11,654       11,988       12,302       12,661       12,322

Book Value Per Share                           $2.41        $2.47        $2.54        $2.60        $2.68        $2.35
Book Value, Net of FAS 115                     $2.41        $2.47        $2.54        $2.60        $2.68        $2.35
Shares Outstanding                         4,725,000    4,725,000    4,725,000    4,725,000    4,725,000    5,242,085

Policy Revenues                               $2,625       $3,368       $3,637       $3,067       $4,350       $4,264
Net Investment Income                            506          384          291          386          506          445
Net Realized Gains                                 0            0            0            0            0            0
Non-Recurring Revenues                             0            0            0            0            0            0
Other Revenues                                   640          787          724        2,093        5,508        9,993
  Total Revenues                              $3,771       $4,539       $4,652       $5,546      $10,364      $14,702

Policy Expenses                               $1,423       $1,831       $1,900       $1,656       $2,349       $2,197
Other Expenses                                 1,931        2,380        2,419        3,526        7,409       11,552
Interest Expense                                   5            3            1            0          155          325
Non-Recurring Expenses                             0            0            0            0            0            0
  Total Expenses                              $3,359       $4,214       $4,320       $5,182       $9,913      $14,074

Net Income Before Taxes                         $412         $325         $332         $364         $451         $628
  Provision for Taxes                             41           42           (4)          50           92          181
Net Inc. Before Adj. & Min. Int.                $371         $283         $336         $314         $359         $447
  Plus:  After-Tax Adjustments                     0            0            0            0            0            0
  Less:  Minority Interest Exp.                    0            0            0            0            0            0
Net Income Before Extraordinary                 $371         $283         $336         $314         $359         $447
  Extraordinary Items                              0            0            0            0            0            0
Net Income                                      $371         $283         $336         $314         $359         $447

Diluted EPS Before Extraordinary               $0.08        $0.06        $0.07        $0.07        $0.08        $0.09
Diluted EPS After Extraordinary                $0.08        $0.06        $0.07        $0.07        $0.08        $0.09
Average Diluted Shares                     4,725,000    4,725,000    4,725,000    4,725,000    5,306,044    5,242,085

Average Assets                                                                                    28,176       39,744
Average Equity                                                                                     9,996       12,185

                                  PAULA Financial
                                -----------------------------------------------------------------------------------
                                  For the Quarter Ended
                                              Jun-97    Sep-97       Dec-97       Mar-98       Jun-98       Sep-98
                                              ------    ------       ------       ------       ------       ------
                                          ($000)     ($000)       ($000)       ($000)       ($000)       ($000)

Cash & Investments                          $100,021  $111,779     $142,634     $151,942     $163,889     $179,505
Reinsurance Assets                             6,498     6,758        6,394        7,635        7,844        8,220
Deferred Policy Acqstn. Costs                      0     2,056        2,191        3,368        3,315        3,315
Intangibles                                    1,652         0        1,468            0            0            0
Separate Accounts                                  0         0            0            0            0            0
Other Assets                                  33,749    32,966       35,577       43,997       48,814       45,727
  Total Assets                              $141,920  $153,559     $188,264     $206,942     $223,862     $236,767

Policy Reserves                               78,336    83,039       93,174      110,499      135,670      147,590
Debt                                          11,468    12,029          456          179          139            0
Other Liabilities                             23,798    27,161        9,814       10,582       10,437       12,661
  Total Liabilities                          113,602   122,229      103,444      121,260      146,246      160,251

Minority Interest                                  0         0            0            0            0            0
Redeemable Pfd. Equity                        14,905    23,663            0            0            0            0
Trust Preferred Securities                         0         0            0            0            0            0

Preferred Equity                                   0         0            0            0            0            0
Common Equity                                 13,413     7,667       84,820       85,682       77,616       76,516
  Total Equity                                13,413     7,667       84,820       85,682       77,616       76,516

Book Value Per Share                           $0.00     $0.00       $13.42       $13.54       $12.25       $12.78
Book Value, Net of FAS 115                     $0.00     $0.00       $13.18       $13.29       $12.00       $12.61
Shares Outstanding                                 0         0    6,321,177    6,326,777    6,337,815    5,985,315

Policy Revenues                              $24,142   $23,418      $27,639      $27,995      $37,235      $40,783
Net Investment Income                          1,282     1,351        1,733        2,054        2,119        2,437
Net Realized Gains                                 0       173           (1)          30          (83)       1,784
Non-Recurring Revenues                             0         0            0            0            0            0
Other Revenues                                   980     1,072        1,344          916        1,074        1,091
  Total Revenues                             $26,404   $26,014      $30,715      $30,995      $40,345      $46,095

Policy Expenses                              $16,797   $16,487      $20,150      $21,221      $42,820      $33,084
Other Expenses                                 7,935     7,620        8,369        8,632        9,922       10,954
Interest Expense                                   0         0            0            0            0            0
Non-Recurring Expenses                             0         0            0            0            0            0
  Total Expenses                             $24,732   $24,107      $28,519      $29,853      $52,742      $44,038

Net Income Before Taxes                       $1,672    $1,907       $2,196       $1,142     ($12,397)      $2,057
  Provision for Taxes                            294       636          602          119       (4,396)         423
Net Inc. Before Adj. & Min. Int.              $1,378    $1,271       $1,594       $1,023      ($8,001)      $1,634
  Plus:  After-Tax Adjustments                     0         0            0            0            0            0
  Less:  Minority Interest Exp.                    0         0            0            0            0            0
Net Income Before Extraordinary               $1,378    $1,271       $1,594       $1,023      ($8,001)      $1,634
  Extraordinary Items                              0         0            0            0            0            0
Net Income                                    $1,378    $1,271       $1,594       $1,023      ($8,001)      $1,634

Diluted EPS Before Extraordinary               $0.00     $0.00        $0.00        $0.15       ($1.26)       $0.25
Diluted EPS After Extraordinary                $0.00     $0.00        $0.00        $0.15       ($1.26)       $0.25
Average Diluted Shares                             0         0            0    6,799,951    6,331,285    6,506,654

Average Assets                                                                                152,425      201,879
Average Equity                                                                                 44,866       66,460

                                  RTW, Inc.
                                -------------------------------------------------------------------------------------------
                                  For the Quarter Ended
                                              Jun-97        Sep-97        Dec-97        Mar-98        Jun-98        Sep-98
                                              ------        ------        ------        ------        ------        ------
                                          ($000)         ($000)        ($000)        ($000)        ($000)        ($000)

Cash & Investments                          $109,012      $114,639      $118,092      $124,564      $128,567      $135,182
Reinsurance Assets                             8,513         8,559         6,117         5,764         5,654         5,616
Deferred Policy Acqstn. Costs                  1,782         1,722         1,559         1,816         1,775         1,778
Intangibles                                        0             0             0             0             0             0
Separate Accounts                                  0             0             0             0             0             0
Other Assets                                  17,523        16,271        16,218        17,386        18,576        17,120
  Total Assets                              $136,830      $141,191      $141,986      $149,530      $154,572      $159,696

Policy Reserves                               71,099        73,490        74,649        83,905        89,172        92,672
Debt                                           6,807         6,840         4,875         4,896         4,918         4,940
Other Liabilities                              4,415         4,237         4,105         2,985         2,319         2,463
  Total Liabilities                           82,321        84,567        83,629        91,786        96,409       100,075

Minority Interest                                  0             0             0             0             0             0
Redeemable Pfd. Equity                             0             0             0             0             0             0
Trust Preferred Securities                         0             0             0             0             0             0

Preferred Equity                                   0             0             0             0             0             0
Common Equity                                 54,509        56,624        58,357        57,744        58,163        59,621
  Total Equity                                54,509        56,624        58,357        57,744        58,163        59,621

Book Value Per Share                           $4.60         $4.78         $4.93         $4.85         $4.87         $4.99
Book Value, Net of FAS 115                     $4.60         $4.74         $4.85         $4.76         $4.81         $4.79
Shares Outstanding                        11,841,023    11,841,023    11,841,023    11,907,973    11,954,612    11,945,312

Policy Revenues                              $19,652       $20,423       $21,765       $22,544       $21,185       $21,856
Net Investment Income                          1,626         1,906         2,137         2,040         2,018         1,854
Net Realized Gains                               (16)            0             0             0           716           330
Non-Recurring Revenues                             0             0             0             0             0             0
Other Revenues                                     0             0             0             0             0             0
  Total Revenues                             $21,262       $22,329       $23,902       $24,584       $23,919       $24,040

Policy Expenses                              $12,886       $14,250       $15,427       $19,273       $17,938       $17,571
Other Expenses                                 5,864         5,205         6,743         6,927         5,194         6,807
Interest Expense                                 196           196           189           139           139           139
Non-Recurring Expenses                             0             0             0             0             0             0
  Total Expenses                             $18,946       $19,651       $22,359       $26,339       $23,271       $24,517

Net Income Before Taxes                       $2,316        $2,678        $1,543       ($1,755)         $648         ($477)
  Provision for Taxes                            850           973           255          (638)          157          (339)
Net Inc. Before Adj. & Min. Int.              $1,466        $1,705        $1,288       ($1,117)         $491         ($138)
  Plus:  After-Tax Adjustments                     0             0             0             0             0             0
  Less:  Minority Interest Exp.                    0             0             0             0             0             0
Net Income Before Extraordinary               $1,466        $1,705        $1,288       ($1,117)         $491         ($138)
  Extraordinary Items                              0             0             0             0             0             0
Net Income                                    $1,466        $1,705        $1,288       ($1,117)         $491         ($138)

Diluted EPS Before Extraordinary               $0.12         $0.14         $0.11        ($0.09)        $0.04        ($0.01)
Diluted EPS After Extraordinary                $0.12         $0.14         $0.11        ($0.09)        $0.04        ($0.01)
Average Diluted Shares                    12,081,000    12,166,115    12,063,000    11,868,000    12,249,000    11,955,000

Average Assets                                                                                       120,685       149,395
Average Equity                                                                                        47,566        58,102


                                  Argonaut Group, Inc.
                                -------------------------------------------------------------------------------------------
                                  For the Quarter Ended
                                              Jun-97        Sep-97        Dec-97        Mar-98        Jun-98        Sep-98
                                              ------        ------        ------        ------        ------        ------
                                           ($000)        ($000)        ($000)        ($000)        ($000)        ($000)
Cash & Investments                        $1,449,900    $1,436,600    $1,428,100    $1,436,900    $1,427,700    $1,410,700
Reinsurance Assets                           230,200       233,900       211,000       198,300       205,200       320,500
Deferred Policy Acqstn. Costs                  5,200         1,505         4,000         5,253         5,000         5,000
Intangibles                                   39,700        39,000        38,300        37,600        36,900        36,200
Separate Accounts                                  0             0             0             0             0             0
Other Assets                                 202,000       200,895       179,100       166,947       155,100        20,800
  Total Assets                            $1,927,000    $1,911,900    $1,860,500    $1,845,000    $1,829,900    $1,793,200

Policy Reserves                            1,133,900     1,105,400     1,062,700     1,032,500     1,013,800       932,600
Debt                                               0             0             0             0             0             0
Other Liabilities                             93,100        86,900        79,900        80,200        78,100       118,400
  Total Liabilities                        1,227,000     1,192,300     1,142,600     1,112,700     1,091,900     1,051,000

Minority Interest                                  0             0             0             0             0             0
Redeemable Pfd. Equity                             0             0             0             0             0             0
Trust Preferred Securities                         0             0             0             0             0             0

Preferred Equity                                   0             0             0             0             0             0
Common Equity                                700,000       719,600       717,900       732,300       738,000       742,200
  Total Equity                               700,000       719,600       717,900       732,300       738,000       742,200

Book Value Per Share                          $29.38        $30.18        $30.09        $30.63        $30.82        $30.87
Book Value, Net of FAS 115                    $23.95        $23.93        $23.97        $25.08        $25.03        $24.95
Shares Outstanding                        23,827,629    23,844,516    23,854,720    23,909,945    23,947,695    24,043,764

Policy Revenues                              $37,700       $37,800       $43,800       $35,500       $36,700       $33,600
Net Investment Income                         21,700        22,100        22,500        20,300        19,500        19,000
Net Realized Gains                             1,300           400         1,400        42,200           100         7,800
Non-Recurring Revenues                             0             0             0             0             0             0
Other Revenues                                     0             0             0             0             0             0
  Total Revenues                             $60,700       $60,300       $67,700       $98,000       $56,300       $60,400

Policy Expenses                              $25,500       $26,200       $32,300       $24,200       $22,600       $25,800
Other Expenses                                18,200        22,400        24,000        20,100        20,100        19,000
Interest Expense                                   0             0             0             0             0             0
Non-Recurring Expenses                             0             0             0             0             0             0
  Total Expenses                             $43,700       $48,600       $56,300       $44,300       $42,700       $44,800

Net Income Before Taxes                      $17,000       $11,700       $11,400       $53,700       $13,600       $15,600
  Provision for Taxes                          4,200         2,400           500        17,000         4,800         5,200
Net Inc. Before Adj. & Min. Int.             $12,800        $9,300       $10,900       $36,700        $8,800       $10,400
  Plus:  After-Tax Adjustments                     0             0             0             0             0             0
  Less:  Minority Interest Exp.                    0             0             0             0             0             0
Net Income Before Extraordinary              $12,800        $9,300       $10,900       $36,700        $8,800       $10,400
  Extraordinary Items                              0             0             0             0             0             0
Net Income                                   $12,800        $9,300       $10,900       $36,700        $8,800       $10,400

Diluted EPS Before Extraordinary               $0.53         $0.39         $0.45         $1.52         $0.36         $0.43
Diluted EPS After Extraordinary                $0.53         $0.39         $0.45         $1.52         $0.36         $0.43
Average Diluted Shares                    24,013,900    23,840,831             0    23,887,700    24,169,800    24,091,347

Average Assets                                                                                     1,562,383     1,848,100
Average Equity                                                                                       601,300       730,000

                                  Superior National Insurance Group, Inc.
                                -------------------------------------------------------------------------------------------------
                                  For the Quarter Ended
                                                         Jun-97       Sep-97       Dec-97       Mar-98       Jun-98       Sep-98
                                                         ------       ------       ------       ------       ------       ------
                                                      ($000)       ($000)      ($000)        ($000)       ($000)       ($000)

Cash & Investments                                     $244,326     $238,804     $242,116     $228,535     $193,349     $167,205
Reinsurance Assets                                       36,774       58,702       59,832       65,165       81,296      121,097
Deferred Policy Acqstn. Costs                             5,184        5,834        5,879        5,987        5,422        5,422
Intangibles                                              14,868       25,766       35,887       35,583       35,248       34,912
Separate Accounts                                             0            0            0            0            0            0
Other Assets                                             78,651       68,086       72,855       66,238       69,860       76,209
  Total Assets                                         $379,803     $397,192     $416,569     $401,508     $385,175     $404,845

Policy Reserves                                         229,338      237,613      214,168      194,943      171,041      173,145
Debt                                                     44,030       42,366           30           30            0            0
Other Liabilities                                        27,500       34,737       41,276       43,436       54,388       69,138
  Total Liabilities                                     300,868      314,716      255,474      238,409      225,429      242,283

Minority Interest                                             0            0            0            0            0            0
Redeemable Pfd. Equity                                   24,945       25,672            0            0            0            0
Trust Preferred Securities                                    0            0      101,277      101,291      101,051      101,068

Preferred Equity                                              0            0            0            0            0            0
Common Equity                                            53,990       56,804       59,818       61,808       58,695       61,494
  Total Equity                                           53,990       56,804       59,818       61,808       58,695       61,494

Book Value Per Share                                      $9.25        $9.73       $10.19       $10.52        $9.99       $10.32
Book Value, Net of FAS 115                                $9.18        $9.56        $9.96       $10.28        $9.78        $9.99
Shares Outstanding                                    5,837,173    5,837,173    5,871,279    5,874,379    5,876,399    5,961,497

Policy Revenues                                         $45,410      $34,760      $41,772      $30,587      $25,204      $10,746
Net Investment Income                                     3,425        3,696        3,432        4,253        3,133        3,421
Net Realized Gains                                           10           27           (2)           0          628            0
Non-Recurring Revenues                                        0            0            0            0            0            0
Other Revenues                                                0            0            0            0            0            0
  Total Revenues                                        $48,845      $38,483      $45,202      $34,840      $28,965      $14,167

Policy Expenses                                         $34,724      $21,316      $24,136      $18,288      $15,399       $1,319
Other Expenses                                           11,322       10,549       10,495       10,474        7,163        6,609
Interest Expense                                          2,417        1,158        1,033            0            0            0
Non-Recurring Expenses                                        0            0            0            0            0            0
  Total Expenses                                        $48,463      $33,023      $35,664      $28,762      $22,562       $7,928

Net Income Before Taxes                                    $382       $5,460       $9,538       $6,078       $6,403       $6,239
  Provision for Taxes                                        98        2,052        3,616        2,311        2,354        2,271
Net Inc. Before Adj. & Min. Int.                           $284       $3,408       $5,922       $3,767       $4,049       $3,968
  Plus:  After-Tax Adjustments                             (453)        (480)      (1,682)      (1,872)      (1,852)      (1,873)
  Less:  Minority Interest Exp.                               0            0            0            0            0            0
Net Income Before Extraordinary                           ($169)      $2,928       $4,240       $1,895       $2,197       $2,095
  Extraordinary Items                                   (10,361)        (796)      (1,739)           0            0            0
Net Income                                             ($10,530)      $2,132       $2,501       $1,895       $2,197       $2,095

Diluted EPS Before Extraordinary                         ($0.02)       $0.38        $0.00        $0.24        $0.27        $0.27
Diluted EPS After Extraordinary                          ($1.39)       $0.28        $0.32        $0.24        $0.27        $0.27
Average Diluted Shares                                7,546,380            0            0    7,781,614    7,984,453    7,712,676

Average Assets                                                                                              330,041      401,058
Average Equity                                                                                               48,519       59,724


                                  Zenith National Insurance Corp.
                                ----------------------------------------------------------------------------------
                                  For the Quarter Ended
                                         Jun-97         Sep-97            Dec-97        Mar-98        Jun-98        Sep-98
                                         ------         ------            ------        ------        ------        ------
                                      ($000)         ($000)            ($000)        ($000)        ($000)        ($000)
Cash & Investments                     $867,806       $864,466          $892,477      $872,640    $1,029,933    $1,095,430
Reinsurance Assets                      108,563        102,927           106,067       108,105       503,120       482,729
Deferred Policy Acqstn. Costs            21,778         22,129            20,840        20,319        22,031        21,885
Intangibles                                   0              0             4,992             0        81,526        83,438
Separate Accounts                             0              0                 0             0             0             0
Other Assets                            256,314        257,078           227,780       233,905       336,576       324,577
  Total Assets                       $1,254,461     $1,266,600        $1,252,156    $1,234,969    $1,973,186    $2,008,059

Policy Reserves                         773,686        764,147           748,142       749,169     1,408,116     1,377,899
Debt                                     87,547         88,439            88,216        88,652        90,589        85,381
Other Liabilities                        47,701         54,153            53,932        52,166       124,887       122,000
  Total Liabilities                     908,934        906,739           890,290       889,987     1,623,592     1,585,280

Minority Interest                             0              0                 0             0             0             0
Redeemable Pfd. Equity                        0              0                 0             0             0             0
Trust Preferred Securities                    0              0                 0             0             0             0

Preferred Equity                              0              0                 0             0             0             0
Common Equity                           345,527        359,861           361,866       344,982       349,594       349,443
  Total Equity                          345,527        359,861           361,866       344,982       349,594       349,443

Book Value Per Share                     $19.53         $30.25            $20.31        $20.27        $20.50        $20.50
Book Value, Net of FAS 115               $19.50         $19.73            $19.79        $19.70        $19.91        $19.85
Shares Outstanding                   17,688,000     17,773,000        17,819,000    17,022,000    17,055,000    17,043,064

Policy Revenues                        $125,831       $120,475          $120,052      $118,784      $137,554      $136,151
Net Investment Income                    13,406         13,272            13,206        12,343        14,571        15,194
Net Realized Gains                        1,996          1,861             8,275         2,420         3,754         2,164
Non-Recurring Revenues                        0              0                 0             0             0             0
Other Revenues                           11,174         11,480            12,802        11,748        10,076         9,604
  Total Revenues                       $152,407       $147,088          $154,335      $145,295      $165,955      $163,113

Policy Expenses                         $89,180        $81,104           $90,114       $83,928       $94,581      $101,690
Other Expenses                           50,188         52,494            55,149        49,676        58,896        54,356
Interest Expense                            816            980             1,048           993           515         1,908
Non-Recurring Expenses                        0              0                 0             0             0             0
  Total Expenses                       $140,184       $134,578          $146,311      $134,597      $153,992      $157,954

Net Income Before Taxes                 $12,223        $12,510            $8,024       $10,698       $11,963        $5,159
  Provision for Taxes                     4,323          4,510             2,924         3,598         4,363         1,659
Net Inc. Before Adj. & Min. Int.         $7,900         $8,000            $5,100        $7,100        $7,600        $3,500
  Plus:  After-Tax Adjustments                0              0                 0             0             0             0
  Less:  Minority Interest Exp.               0              0                 0             0             0             0
Net Income Before Extraordinary          $7,900         $8,000            $5,100        $7,100        $7,600        $3,500
  Extraordinary Items                         0              0                 0             0             0             0
Net Income                               $7,900         $8,000            $5,100        $7,100        $7,600        $3,500

Diluted EPS Before Extraordinary          $0.44          $0.45             $0.28         $0.42         $0.44         $0.21
Diluted EPS After Extraordinary           $0.44          $0.45             $0.28         $0.42         $0.44         $0.21
Average Diluted Shares               17,823,000     18,021,000        17,977,000    17,080,000    17,269,000    17,168,000

Average Assets                                                                                     1,396,274     1,546,994
Average Equity                                                                                       352,366       353,149

                                   EXHIBIT 2

              Pro Forma Analysis Sheet:  Fully Demutualized Basis

                           PRO FORMA ANALYSIS SHEET
                               NCRIC Group, Inc.
                        Prices as of February 12, 1998

                                                                               Peer Group              Med. Malpractice Subgroup
                                                                          ------------------           -------------------------
Price Multiple                           Symbol     Subject (1)            Mean       Median              Mean         Median
--------------                           ------     -----------           ------      ------           ---------     -----------
Price-earnings ratio          =            P/E           8.92 x           26.63x       14.60x             23.70         17.36x

Price-book ratio              =            P/B           52.4%            153.20%      109.10%           160.10%       151.00%

Price-assets ratio            =            P/A           18.0%             39.20%       29.10%            50.80%        48.30%

Valuation Parameters
---------------------
 Pre-Conversion Earnings (Y)              $2,830,000            ESOP Stock Purchases (E)                   10.00%         (5)
 Pre-Conversion Book Value (B)           $31,311,000            Cost of ESOP Borrowings (S)                 0.00%          4
 Pre-Conv. Tang. Book Value (B)          $26,127,000            ESOP Amortization (T)                      10.00 years
 Pre-Conversion Assets (A)              $134,326,000            Stock Award Plan Amount (M)                 5.00%
 Reinvestment Rate (2)(R)                       3.00%           Stock Award Plan Vesting (N)                5.00 years    (5)
 Est. Conversion Expenses (3)(X)                4.00%           Acquisition Shares (F)                      1.06%
 Tax rate (TAX)                                40.00%           Tax Benefit (Z)                                0
                                                                Percentage Sold (PCT)                     100.00%

 Calculation of Pro Forma Value After Conversion

 1.                               P/E * (Y)
       V=  -----------------------------------------------------------       V=  $28,300,953
           1 - P/E * PCT * ((1-X-E-M-F)*R - (1-TAX)*E/T - (1-TAX)*M/N)

 2.                             P/B  *  (B+Z)
       V=  ------------------------------------------------------------      V=  $28,302,874
                        1 - P/B * PCT * (1-X-E-M-F)

 3.                               P/A * (A+Z)
       V=  ------------------------------------------------------------      V=  $28,300,669
                         1 - P/A * PCT * (1-X-E-M-F)

                                                                    Gross          Shares                            Aggregate
                               Shares Sold to     Price Per        Offering        Issued to       Total Shares     Market Value
Conclusion                        Public           Share           Proceeds      HCI Principals       Issued       of Stock Issued
----------                     --------------     ---------       -----------    --------------    ------------    ---------------
 Minimum                          3,400,000          7.00         $23,800,000       42,857            3,442,857      $24,099,999
 Midpoint                         4,000,000          7.00          28,000,000       42,857            4,042,857       28,299,999
 Maximum                          4,600,000          7.00          32,200,000       42,857            4,642,857       32,499,999

 (1) Pricing ratios shown reflect the midpoint value.
 (2) Net return reflects a reinvestment rate of 5.00 percent, and a tax rate of
     40.00 percent.
 (3) Offering expenses shown at estimated midpoint value.
 (4) No cost is applicable since holding company will fund the ESOP loan.
 (5) ESOP and Stock Award Plan amortize over 10 years and 5 years, respectively; amortization expenses tax effected at 40.00 percent.

                                   EXHIBIT 3

       Pro Forma Effects of Offering Proceeds:  Fully Demutualized Basis

                     PRO FORMA EFFECT OF OFFERING PROCEEDS
                               NCRIC Group, Inc.
                                At the Minimum


1.   Offering Proceeds                                                                             $23,800,000
     Less: Estimated Offering Expenses                                                                 952,000
                                                                                                   -----------
     Net Offering Proceeds                                                                         $22,848,000


2.   Estimated Additional Income from Offering Proceeds

     Net Offering Proceeds                                                                         $22,848,000
     Less: Capital Expenditures                                                                              0
     Less: Non-Cash Stock Purchases (1)                                                              3,570,000
                                                                                                   -----------
     Net Proceeds Reinvested                                                                       $19,278,000
     Estimated net incremental rate of return                                                            3.00%
                                                                                                   -----------
     Earnings Increase                                                                                $578,340
       Less: Estimated cost of ESOP borrowings (2)                                                           0
       Less: Amortization of ESOP borrowings (3)                                                       142,800
       Less: Stock Award Plan Vesting (4)                                                              142,800
                                                                                                   -----------
     Net Earnings Increase                                                                            $292,740


                                                                                      Net
                                                                 Before             Earnings            After
3.   Pro Forma Earnings                                         Offering            Increase          Offering
                                                                --------            --------          --------

     12 Months ended September 30, 1998 (reported)              $2,830,000           $292,740       $3,122,740
     Estimated Core Earnings                                    $2,735,000           $292,740       $3,027,740

                                                 Before          Net Cash           Tax Benefit         After
4.   Pro Forma Net Worth                        Offering         Proceeds         Of Contribution     Offering
                                                --------         --------         ---------------     --------

     December 31, 1998                         $31,311,000      $19,278,000                $0      $50,589,000
     December 31, 1998 (Tangible)              $26,127,000      $19,278,000                $0      $45,405,000

                                                 Before          Net Cash           Tax Benefit         After
5.   Pro Forma Assets                           Offering         Proceeds         Of Contribution     Offering
                                                --------         --------         ---------------     --------

     December 31, 1998                       $134,326,000       $19,278,000                $0     $153,604,000



(1) Includes ESOP and Stock Award Plan stock purchases equal to 10.0 and 5.0 percent of the offering, respectively.
(2) ESOP and Stock Award Plan stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 40.00 percent rate.
(4) Stock Award Plan is amortized over 5 years, and amortization expense is tax effected at 40.00 percent.

                     PRO FORMA EFFECT OF OFFERING PROCEEDS
                               NCRIC Group, Inc.
                                At the Midpoint

1.   Offering Proceeds                                                                               $28,000,000
     Less: Estimated Offering Expenses                                                                 1,120,000
                                                                                                     -----------
     Net Offering Proceeds                                                                           $26,880,000


2.   Estimated Additional Income from Offering Proceeds

     Net Offering Proceeds                                                                           $26,880,000
     Less: Capital Expenditures                                                                                0
     Less: Non-Cash Stock Purchases (1)                                                                4,200,000
                                                                                                     -----------
     Net Proceeds Reinvested                                                                         $22,680,000
     Estimated net incremental rate of return                                                              3.00%
                                                                                                     -----------
     Earnings Increase                                                                                  $680,400
       Less: Estimated cost of ESOP borrowings (2)                                                             0
       Less: Amortization of ESOP borrowings (3)                                                         168,000
       Less: Stock Award Plan Vesting (4)                                                                168,000
                                                                                                     -----------
     Net Earnings Increase                                                                              $344,400


                                                                                      Net
                                                                 Before             Earnings             After
 3.  Pro Forma Earnings                                         Offering            Increase            Offering
                                                                --------            --------            --------

     12 Months ended September 30, 1998 (reported)              $2,830,000          $344,400          $3,174,400
     Estimated Core Earnings                                    $2,735,000          $344,400          $3,079,400

                                                  Before         Net Cash            Tax Benefit         After
 4.  Pro Forma Net Worth                         Offering        Proceeds           Of Contribution     Offering
                                                 --------        --------           ---------------     --------

     December 31, 1998                           $31,311,000    $22,680,000                $0        $53,991,000
     December 31, 1998 (Tangible)                $26,127,000    $22,680,000                $0        $48,807,000

                                                  Before         Net Cash             Tax Benefit        After
5.   Pro Forma Assets                            Offering        Proceeds           Of Contribution     Offering
                                                 --------        --------           ---------------     --------

     December 31, 1998                          $134,326,000    $22,680,000                 $0       $157,006,000

(1) Includes ESOP and Stock Award Plan stock purchases equal to 10.0 and 5.0 percent of the offering, respectively .
(2) ESOP and Stock Award Plan stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 40.00 percent rate.
(4) Stock Award Plan is amortized over 5 years, and amortization expense is tax effected at 40.00 percent.

                     PRO FORMA EFFECT OF OFFERING PROCEEDS
                               NCRIC Group, Inc.
                                At the Maximum


1.   Offering Proceeds                                                            $32,200,000
     Less: Estimated Offering Expenses                                              1,288,000
                                                                                   ----------
     Net Offering Proceeds                                                        $30,912,000


2.   Estimated Additional Income from Offering Proceeds

     Net Offering Proceeds                                                        $30,912,000
     Less: Capital Expenditures                                                             0
     Less: Non-Cash Stock Purchases (1)                                             4,830,000
                                                                                   ----------
     Net Proceeds Reinvested                                                      $26,082,000
     Estimated net incremental rate of return                                            3.00%
                                                                                   ----------
     Earnings Increase                                                               $782,460
        Less: Estimated cost of ESOP borrowings (2)                                         0
        Less: Amortization of ESOP borrowings (3)                                     193,200
        Less: Stock Award Plan Vesting (4)                                            193,200
                                                                                   ----------
     Net Earnings Increase                                                           $396,060

                                                                           Net
                                                          Before         Earnings           After
3.   Pro Forma Earnings                                  Offering        Increase          Offering
                                                        ----------      ----------        ----------
     12 Months ended December 31, 1998 (reported)       $2,830,000       $396,060         $3,226,060
     Estimated Core Earnings                            $2,735,000       $396,060         $3,131,060

                                                          Before         Net Cash         Tax Benefit          After
4.   Pro Forma Net Worth                                 Offering        Proceeds       Of Contribution      Offering
                                                        -----------     -----------    -----------------    -----------
     December 31, 1998                                  $31,311,000     $26,082,000                 $0      $57,393,000
     December 31, 1998 (Tangible)                       $26,127,000     $26,082,000                 $0      $52,209,000

                                                          Before         Net Cash         Tax Benefit         After
5.   Pro Forma Assets                                    Offering        Proceeds       Of Contribution      Offering
                                                        -----------     -----------    -----------------    -----------
   December 31, 1998                                    $134,326,000    $26,082,000                 $0      $160,408,000

(1) Includes ESOP and Stock Award Plan stock purchases equal to 10.0 and 5.0 percent of the offering, respectively.
(2) ESOP and Stock Award Plan stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 40.00 percent rate.
(4) Stock Award Plan is amortized over 5 years, and amortization expense is tax effected at 40.00 percent.

                                   EXHIBIT 4

                  Pro Forma Analysis:  Minority Stock Offering

                           PRO FORMA ANALYSIS SHEET
                               NCRIC Group, Inc.
                         Prices as of February 12, 1999

                                                                           Peer G            Med. Malpractice Subgroup
                                                                     ------------------      -------------------------
 Price Multiple                          Symbol         Subject(1)    Mean       Median        Mean           Median
 --------------                          ------         ----------   ------      ------      -------         ---------
 Price-earnings ratio          =          P/E              9.59x     26.63x      14.60x        23.70          17.36x

 Price-book ratio              =          P/B             71.11%     153.2%      109.1%        160.1%         151.0%

 Price-assets ratio            =          P/A             19.82%      39.2%       29.1%         50.8%          48.3%
 Valuation Parameters
 --------------------
 Pre-Conversion Earnings (Y)          $2,830,000              ESOP Stock Purchases (E)     10.00%(5)
 Pre-Conversion Book Value (B)       $31,311,000              Cost of ESOP Borrowings (S)   0.00%(4)
 Pre-Conv. Tang. Book Value (B)      $26,127,000              ESOP Amortization (T)         10.00 years
 Pre-Conversion Assets (A)          $134,326,000              Stock Award Plan Amount (M)   5.00%
 Reinvestment Rate (2)(R)                   3.00%             Stock Award Plan Vesting (N)   5.00 years (5)
 Est. Conversion Expenses (3)(X)            9.23%             Acquisition Shares (F)        2.68%
 Tax rate (TAX)                            40.00%             Tax Benefit (Z)                   0
                                                              Percentage Sold (PCT)        40.64%



 Calculation of Pro Forma Value After Conversion
 -----------------------------------------------
 1. V=                        P/E * (Y)                                 V=     $28,300,000
        -----------------------------------------------------------
        1 - P/E * PCT * ((1-X-E-M-F)*R - (1-TAX)*E/T - (1-TAX)*M/N)

 2. V=         P/B * (B+Z)                                              V=      $28,300,000
        --------------------------
        1 - P/B * PCT * (1-X-E-M-F)

 3. V=         P/A * (A+Z)                                              V=      $28,300,000
        --------------------------
        1 - P/A * PCT * (1-X-E-M-F)
                                                                                 Shares                             Aggregate
                               Shares Sold to   Price Per    Gross Offering      Issued        Total Share         Market Value
 Conclusion       MHC Shares      Public         Share          Proceeds         HCI Pri         Issued           of Stock Issued
 ----------       ----------     --------        -----          ---------        -------       ----------         ---------------
 Minimum          2,040,000      1,360,000        7.00           9,520,000        42,857        1,402,857              9,820,000
 Midpoint         2,400,000      1,600,000        7.00          11,200,000        42,857        1,642,857             11,500,000
 Maximum          2,760,000      1,840,000        7.00          12,880,000        42,857        1,882,857             13,180,000

-----------------------------
 (1) Pricing ratios shown reflect the midpoint value.
 (2) Net return reflects a reinvestment rate of 5.00 percent, and a tax rate of
     40.00 percent.
 (3) Offering expenses shown at estimated midpoint value.
 (4) No cost is applicable since holding company will fund the ESOP loan.
 (5) ESOP and Stock Award Plan amortize over 10 years and 5 years, respectively; amortization expenses tax effected at 40.00 percent.

                                   EXHIBIT 5

        Pro Forma Effect of Offering Proceeds:  Minority Stock Offering

                     PRO FORMA EFFECT OF OFFERING PROCEEDS
                               NCRIC Group, Inc.
                   At the Minimum Pursuant to MHC Structure
                   Assumes Sale of 40% of Outstanding Shares

1.   Offering Proceeds                                                                             $9,520,000
     Less: Estimated Offering Expenses                                                              1,000,000
                                                                                                   ----------
     Net Offering Proceeds                                                                         $8,520,000

2.   Estimated Additional Income from Offering Proceeds

     Net Offering Proceeds                                                                         $8,520,000
     Less: Capital Expenditures                                                                             0
     Less: Non-Cash Stock Purchases (1)                                                             1,428,000
                                                                                                   ----------
     Net Proceeds Reinvested                                                                       $7,092,000
     Estimated net incremental rate of return                                                            3.00%
                                                                                                   ----------
     Earnings Increase                                                                               $212,760
       Less: Estimated cost of ESOP borrowings (2)                                                          0
       Less: Amortization of ESOP borrowings (3)                                                       57,120
       Less: Stock Award Plan Vesting (4)                                                              57,120
                                                                                                   ----------
     Net Earnings Increase                                                                            $98,520

                                                                                      Net
                                                                    Before          Earnings           After
3.   Pro Forma Earnings                                            Offering         Increase         Offering
                                                                   --------         ---------        --------
     12 Months ended September 30, 1998 (reported)                $2,830,000          $98,520       $2,928,520
     Estimated Core Earnings                                      $2,809,000          $98,520       $2,907,520

                                                   Before          Net Cash         Tax Benefit         After
4.   Pro Forma Net Worth                          Offering         Proceeds       Of Contribution     Offering
                                                  --------         --------       ---------------     --------
     December 31, 1998                          $31,311,000        $7,092,000              $0      $38,403,000
     December 31, 1998 (Tangible)               $26,127,000        $7,092,000              $0      $33,219,000

                                                   Before          Net Cash         Tax Benefit        After
5.   Pro Forma Assets                             Offering         Proceeds       Of Contribution     Offering
                                                  --------         --------       ---------------     --------
     31-Dec-98                                  $134,326,000        $7,092,000              $0     $141,418,000

(1) Includes ESOP and Stock Award Plan stock purchases equal to 10.0 and 5.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 5 years, amortization expense is tax-effected at a 40.00 percent rate.
(4) Stock Award Plan is amortized over 5 years, and amortization expense is tax effected at 40.00 percent.

                     PRO FORMA EFFECT OF OFFERING PROCEEDS
                               NCRIC Group, Inc.
                   At the Midpoint Pursuant to MHC Structure
                   Assumes Sale of 40% of Outstanding Shares

1.   Offering Proceeds                                                   $11,200,000
     Less: Estimated Offering Expenses                                     1,034,000
                                                                         -----------
     Net Offering Proceeds                                               $10,166,000


2.   Estimated Additional Income from Offering Proceeds
     Net Offering Proceeds                                               $10,166,000
     Less: Capital Expenditures                                                    0
     Less: Non-Cash Stock Purchases (1)                                    1,680,000
                                                                         -----------
     Net Proceeds Reinvested                                             $ 8,486,000
     Estimated net incremental rate of return                                   3.00%
     Earnings Increase                                                   $   254,580
        Less: Estimated cost of ESOP borrowings (2)                                0
        Less: Amortization of ESOP borrowings (3)                             67,200
        Less: Stock Award Plan Vesting (4)                                    67,200
                                                                         -----------
     Net Earnings Increase                                               $   120,180

                                                                          Net
                                                          Before        Earnings        After
3.   Pro Forma Earnings                                  Offering       Increase       Offering
                                                        ----------     ----------     ----------
     12 Months ended September 30, 1998 (reported)      $2,830,000      $120,180      $2,950,180
     Estimated Core Earnings                            $2,809,000      $120,180      $2,929,180

                                                          Before         Net Cash        Tax Benefit          After
4.   Pro Forma Net Worth                                 Offering        Proceeds      Of Contribution       Offering
                                                        -----------      ----------    -----------------    -----------
     December 31, 1998                                  $31,311,000      $8,486,000                 $0      $39,797,000
     December 31, 1998 (Tangible)                       $26,127,000      $8,486,000                 $0      $34,613,000

                                                          Before         Net Cash        Tax Benefit          After
5.   Pro Forma Assets                                    Offering        Proceeds      Of Contribution       Offering
                                                       ------------     ----------    -----------------     ------------
     December 31, 1998                                 $134,326,000     $8,486,000                 $0       $142,812,000

(1) Includes ESOP and Stock Award Plan stock purchases equal to 10.0 and 5.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 5 years, amortization expense is tax-effected at a 40.00 percent rate.
(4) Stock Award Plan is amortized over 5 years, and amortization expense is tax effected at 40.00 percent.

                     PRO FORMA EFFECT OF OFFERING PROCEEDS
                               NCRIC Group, Inc.
                   At the Maximum Pursuant to MHC Structure
                   Assumes Sale of 40% of Outstanding Shares

1  Offering Proceeds                                                           $12,880,000
   Less: Estimated Offering Expenses                                             1,067,000
                                                                               -----------
   Net Offering Proceeds                                                       $11,813,000

2  Estimated Additional Income from Offering Proceeds
   Net Offering Proceeds                                                       $11,813,000
   Less: Capital Expenditures                                                            0
   Less: Non-Cash Stock Purchases (1)                                            1,932,000
                                                                               -----------
   Net Proceeds Reinvested                                                      $9,881,000
   Estimated net incremental rate of return                                           3.00%
                                                                                ----------
   Earnings Increase                                                              $296,430
     Less: Estimated cost of ESOP borrowings (2)                                         0
     Less: Amortization of ESOP borrowings (3)                                      77,280
     Less: Stock Award Plan Vesting (4)                                             77,280
                                                                                ----------
     Net Earnings Increase                                                        $141,870

                                                                    Net
                                                  Before          Earnings        After
3  Pro Forma Earnings                            Offering         Increase       Offering
                                                 --------         --------       --------
   12 Months ended December 31, 1998 (reported)  $2,830,000       $141,870      $2,971,870
   Estimated Core Earnings                       $2,809,000       $141,870      $2,950,870

                                     Before      Net Cash      Tax Benefit        After
4  Pro Forma Net Worth              Offering     Proceeds    Of Contribution    Offering
                                    --------     --------    ---------------    --------
   December 31, 1998                $31,311,000  $9,881,000               $0   $41,192,000
   December 31, 1998 (Tangible)     $26,127,000  $9,881,000               $0   $36,008,000

                                    Before       Net Cash      Tax Benefit       After
5  Pro Forma Assets                Offering      Proceeds    Of Contribution    Offering
                                   --------      --------    ---------------    --------
   December 31, 1998               $134,326,000  $9,881,000               $0  $144,207,000

(1) Includes ESOP and Stock Award Plan stock purchases equal to 10.0 and 5.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 5 years, amortization expense is tax-effected at a 40.00 percent rate.
(4) Stock Award Plan is amortized over 5 years, and amortization expense is tax effected at 40.00 percent.

                                   EXHIBIT 6

                               RP Financial, LC.
                         Firm Qualifications Statement

RP FINANCIAL, LC.
---------------------------------------             FIRM QUALIFICATION STATEMENT
Financial Services Industry Consultants

RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, careful structuring of strategic plans and transactions and providing sophisticated valuation analyses consistent with accepted valuation practices. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING
RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES
RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions
and assisting in implementing post-acquisition strategies.   Through our
financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES
RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, thrift mutual-to-stock conversions, insurance company demutualizations, ESOPs, subsidiary companies, mark-to-market transactions and various other corporation valuation requirements. Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES
RP Financial offers a variety of other services including branching and/or diversification strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources and proprietary valuation and financial simulation models.

YEAR 2000 SERVICES
RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers Year 2000 advisory and conversion services to financial services companies which are more cost effective and less disruptive than most other provides of such service.

RP Financial's Key Personnel (Years of Relevant Experience)
  Ronald S. Riggins, Managing Director (19)
  William E. Pommerening, Managing Director (15)
  Gregory E. Dunn, Senior Vice President (17)
  James P. Hennessey, Senior Vice President (14)
  James J. Oren, Senior Vice President (12)

--------------------------------------------------------------------------------
Washington Headquarters
Rosslyn Center
1700 North Moore Street, Suite 2210                   Telephone:  (703) 528-1700
Arlington, VA 22209                                     Fax No.:  (703) 528-1788